The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed pursuant to Rule 424(b)(5)
Registration No. 333-285378
Subject to Completion
Preliminary Prospectus Supplement dated March 3, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 27, 2025)
$

SYNOPSYS, INC.
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
We are offering $    aggregate principal amount of our senior notes due 20  (the “20  notes”), $    aggregate principal amount of our senior notes due 20  (the “20  notes”), $    aggregate principal amount of our senior notes due 20  (the “20  notes”), $     aggregate principal amount of our senior notes due 20  (the “20  notes”), $    aggregate principal amount of our senior notes due 20  (the “20  notes”) and $    aggregate principal amount of our senior notes due 20  (the “20  notes”). We refer to the 20  notes, the 20  notes, the 20  notes, the 20  notes, the 20  notes and the 20  notes as the “notes.”
The 20  notes will mature on   , 20 , the 20  notes will mature on   , 20 , the 20  notes will mature on   , 20 , the 20  notes will mature on   , 20 , the 20  notes will mature on   , 20  and the 20  notes will mature on   , 20 . We will pay interest on the 20  notes, 20  notes, 20  notes, 20  notes, 20  notes and 20  notes semiannually in arrears on    and    of each year starting on   , 202 . The 20  notes will bear interest at the rate of   % per annum, the 20  notes will bear interest at the rate of   % per annum, the 20  notes will bear interest at the rate of   % per annum, the 20  notes will bear interest at the rate of   % per annum, the 20  notes will bear interest at the rate of   % per annum and the 20  notes will bear interest at the rate of   % per annum.
We may, at our option, redeem any series of the notes, in whole or in part, at any time or from time to time at the applicable redemption price described under “Description of Notes—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to repurchase all outstanding notes from their holders at a price equal to 101% of their principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under “Description of Notes—Purchase Upon Change of Control Triggering Event.”
We may redeem any series of the notes at any time and from time to time at our option, either in whole or in part, at the applicable redemption price described under “Description of the Notes—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to make an offer to repurchase all outstanding notes from their holders at a price equal to 101% of their principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under “Description of Notes—Purchase Upon Change of Control Triggering Event.”
The notes will be our senior unsecured and unsubordinated obligations and will rank equally among themselves and with all of our existing and future senior unsecured debt and senior to all of our subordinated debt.
The notes are being issued in connection with the proposed acquisition of ANSYS, Inc. (“Ansys”), and we plan to use the net proceeds from this offering, as well as our cash on hand, borrowings under the Term Loan Credit Agreement (as defined herein) and the Bridge Commitment (as defined herein), if applicable, to fund the acquisition, to pay related transaction fees and expenses and to repay Ansys’ outstanding indebtedness. See “Use of Proceeds.” The closing of this offering is not contingent on the consummation of the acquisition, which, if completed, will occur subsequent to the closing of this offering, and there can be no assurance that the acquisition will be consummated on the terms described herein or at all. However, if (i) the Ansys Merger (as defined herein) is not consummated on or before the later of (x) January 31, 2026 and (y) the date that is five business days after any later date upon which “Closing” is permitted to occur under the terms of the Merger Agreement (as defined herein) (as mutually agreed upon by the parties to the Merger Agreement) (the “Special Mandatory Redemption End Date”) or (ii) Synopsys notifies the trustee under the indenture in writing that Synopsys will not pursue consummation of the Ansys Merger, Synopsys will be required to redeem all outstanding 20  notes, 20  notes, 20  notes and 20  notes (the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 20  notes,

20  notes, 20  notes and 20  notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein). The 20  notes and 20  notes are not subject to the Special Mandatory Redemption. The proceeds from this offering will not be deposited into an escrow account pending completion of the Ansys Merger or any Special Mandatory Redemption, nor will Synopsys be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. See “Description of the Notes—Special Mandatory Redemption” and “Use of Proceeds” in this prospectus supplement.
The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.
Investing in the notes involves risks. See the “Risk Factors” section beginning on page S-20 of this prospectus supplement.

	Public Offering Price(1)	Underwriting Discount	Proceeds, before expenses, to Synopsys
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$
Per 20 Note	%	%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from , 2025 if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of DTC (as defined herein) for the accounts of its participants, including Clearstream Banking, S.A. and the Euroclear System, on or about   , 2025, which is the tenth business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Joint Book-Running Managers

BofA Securities	HSBC	J.P. Morgan

Mizuho	Scotiabank	TD Securities	Truist Securities	Wells Fargo Securities

(Book-running manager for 20 notes, 20 notes and 20 notes)	(Book-running manager for 20 notes and 20 notes)	(Book-running manager for 20 notes and 20 notes)	(Book-running manager for 20 notes, 20 notes and 20 notes)	(Book-running manager for 20 notes and 20 notes)

The date of this prospectus supplement is   , 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated February 27, 2025, which we refer to as the “accompanying prospectus.” The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities in one or more offerings. The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes.
This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference from a report or other document filed with the SEC after the date of the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or such information incorporated by reference, will supersede the information in the accompanying prospectus.
It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus prepared by or on behalf of us. Neither we nor the underwriters take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell, or soliciting an offer to buy, the notes in any jurisdiction where the offer or sale is not permitted.
We are offering the notes globally for sale in those jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the “Underwriting” section of this prospectus supplement.
This prospectus supplement and the accompanying prospectus incorporate by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus and in our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein. Accordingly, you should not place undue reliance on this information.
All pro forma financial statements and other pro forma information included or incorporated by reference herein has been prepared on the basis of certain assumptions and estimates and is subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Ansys Merger (as defined below) been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period.
S-ii

The information in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only be accurate as of the date of such document or the information incorporated by reference herein or therein. Our business, financial condition, results of operations and/or prospects may have changed since those dates.
In this prospectus supplement and the accompanying prospectus, all references to “we,” “us,” “our,” the “Company” and “Synopsys” refer to Synopsys, Inc. and its consolidated subsidiaries, unless the context otherwise requires.
References herein to “$” or “USD” are to United States dollars.
Non-GAAP Financial Measures
This prospectus supplement presents certain “non-GAAP measures” as a supplement to Synopsys’ and Ansys’ consolidated results presented in accordance with generally accepted accounting principles (“GAAP”), such as Adjusted gross margin, Adjusted gross profit, Adjusted EBITDA and free cash flow. Adjusted gross margin and Adjusted EBITDA are not key operating metrics used by Synopsys management to evaluate Synopsys’ ongoing operations. Non-GAAP measures have limitations as analytical tools. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, our or Ansys’ results of operations as determined in accordance with GAAP. Definitions and reconciliations of certain non-GAAP measures to the most directly comparable GAAP measures are provided in “Summary—Other Financial Data.”
S-iii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available free of charge on our website at https://investor.synopsys.com/overview/default.aspx. The information on or linked to/from our or the SEC’s website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. Reference to our or the SEC’s website is made as an inactive textual reference.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained herein. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of notes under this prospectus supplement:
•	Our Annual Report on Form 10-K for the year ended November 2, 2024, filed with the SEC on December 19, 2024;
•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, filed with the SEC on February 26, 2025;
•	The information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on February 14, 2025; and
•	Synopsys’ Current Report on Form 8-K filed with the SEC on February 27, 2025.
Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference herein at no cost to you by writing or telephoning us at the following address:
675 Almanor Avenue
Sunnyvale, California, 94085
Attention: Corporate Secretary
Telephone: (650) 584-5000
We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
S-iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Please also see the sections entitled “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein, for important information to consider when evaluating these statements. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results and timing expressed or implied by such forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements in this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein to reflect events or circumstances after the date of such documents or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, or investments.
In this prospectus supplement, the accompanying prospectus and documents that are incorporated by reference herein and therein, forward-looking statements include statements regarding, without limitation, the following:
•
the financial information of ANSYS, Inc. (“Ansys”) and the pro forma financial information giving effect to the Ansys Merger incorporated by reference herein, which may not be indicative of our future combined results or financial condition;

•	business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence (“AI”);
•	planned acquisitions and their expected impact, including our pending acquisition of ANSYS, Inc. (the “Ansys Merger”);
•
the potential impact of the uncertain macroeconomic environment on our financial results, including, but not limited to, the effects of sustained global inflationary pressures and interest rates, potential economic slowdowns or recessions, supply chain disruptions and geopolitical pressures;

•	the expected impact of U.S. and foreign government trade restrictions and regulatory changes, including export control restrictions and tariffs, on our financial results;
•	customer license renewals and the expected realization and timing of recognition of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog);
S-v

•	demand and market expansion for our products and our customers’ products;
•	our ability to successfully compete in the markets in which we serve;
•	our license mix, business model and variability in our revenue;
•	the continuation of current industry trends towards customer and vendor consolidation, and the impact of such consolidation;
•	the completion of development of our unfinished products, or further development or integration of our existing products;
•	the status of litigation and/or regulatory investigations;
•	the expected impact of any cybersecurity threats or other security breaches;
•	our ability to protect our intellectual property;
•	our ability to attract and retain senior management and key employees worldwide;
•	the impact of tax laws and changes in such laws on our business;
•	our cash, cash equivalents and cash generated from operations; and
•	our future liquidity requirements.
We caution investors that forward-looking statements are only predictions based on our current expectations about future events and are not guarantees of future performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.
S-vi

SUMMARY
The following summary highlights material information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein but does not contain all of the information you need to consider in making your decision to invest in any of the notes. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read carefully this entire prospectus supplement and the accompanying prospectus and should consider, among other things, the matters set forth in the section entitled “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein, before deciding to invest in any of the notes.
Synopsys, Inc.
Synopsys delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation (“EDA”), including system verification and validation solutions, to silicon intellectual property (“IP”). We partner closely with semiconductor and systems customers across a wide range of industries to maximize their engineering and research and development (R&D) capacity. We are catalyzing the era of pervasive intelligence, powering innovation today that ignites the ingenuity of tomorrow.
We are a global leader in supplying the mission-critical EDA software that engineers use to design and test integrated circuits (“ICs”), also known as chips or silicon, and we are pioneering AI driven chip design across the full-stack EDA suite to improve efficiency and accelerate the design, verification testing and manufacturing of advanced digital and analog chips. We provide software and hardware used to validate the electronic systems that incorporate chips and the software that runs on them, including cloud-based digital design flow to boost chip-design development productivity. We also provide technical services and support to help our customers develop advanced chips and electronic systems. These products and services are part of our Design Automation segment.
We also offer a broad and comprehensive portfolio of semiconductor IP solutions, which are pre-designed circuits that engineers use as components of larger chip designs to reduce integration risk and speed time to market. Our high quality, silicon-proven semiconductor IP includes logic libraries, embedded memories, analog IP, wired and wireless interface IP, security IP, embedded processors and subsystems. To accelerate IP integration and silicon bring-up, our IP Accelerated initiative provides architecture design expertise, hardening, and signal and power integrity analysis. These products and services are part of our Design IP segment.
Design Automation
Designing ICs involves many complex steps, including, among others, architecture definition, register transfer level (“RTL”) design, functional/RTL verification, logic design or synthesis, gate-level verification, floorplanning, place and route, and physical verification. Designers use our EDA products to accelerate and automate the chip design process, reduce errors and enable more powerful and robust designs, with improved productivity for faster time to market.
As the availability and amount of cloud-based data storage grows, customer interest in accessing EDA on the cloud is also increasing as customers seek to benefit from the scalability and flexibility that cloud computing can offer to their flows and engineering teams. While many of our solutions have been used in cloud-based environments for years, such as in a customer’s own server and/or cloud environment, in fiscal 2022 we launched a Synopsys Cloud offering that provides customers additional options for accessing our EDA products in their own cloud environments and in the industry’s first EDA Software-as-a-Service solution developed in partnership with Microsoft Azure.

Our solutions comprehensively address the design process, featuring a large number of EDA products that generally fall into the following categories:
•	Digital and custom IC design tools are used for designing and verifying complex chips, and for designing the advanced processes and models required to manufacture those chips;
•
Field programmable gate array (“FPGA”) design, which accelerates time-to-shipping hardware with deep debug visibility, incremental design, broad language support, and optimal performance and area for FPGA-based products;

•	Verification, which includes technology to verify that an IC design behaves as intended;
•	Manufacturing, which includes products that both enable early manufacturing process development and convert IC design layouts into the masks used to manufacture the chips; and
•	AI-driven EDA solutions, which include AI and machine learning capabilities to boost productivity and improve efficiency throughout the EDA flow.
Design IP
As more functionality converges into a single chip or even a multi-die system, the number of third-party IP blocks incorporated into designs is rapidly increasing. We provide a broad, comprehensive portfolio of high-quality, silicon-proven IP solutions for systems-on-chips (“SoCs”). Our broad Synopsys IP portfolio includes:
•	High-quality solutions for widely used interfaces such as UCIe, USB, PCI Express, DDR, Ethernet, MIPI and HDMI;
•	Logic libraries and embedded memories, including memory compilers, non-volatile memory, and standard cells with integrated test and repair;
•
Processor solutions, including configurable ARC® processors, Neural Network processors, Digital Signal Processor cores, and software and application-specific instruction-set processor tools for embedded applications;

•	Security IP solutions, including cryptographic cores and software, security subsystems, platform security and secured interface IP;
•	An industry-leading IP offering for the automotive market, optimized for strict functional safety, reliability and cybersecurity standards such as ISO 26262 and ISO 21434; and
•	SoC infrastructure IP, datapath and building block IP, mathematical and floating-point components, Arm® AMBA® interconnect fabric and peripherals, and verification IP.
Our IP Accelerated initiative augments our established, broad portfolio of silicon-proven Synopsys IP with SoC architecture design support, customized IP subsystems, signal/power integrity analysis and IP hardening to accelerate the product development cycle. We offer a broad portfolio of IP that has been optimized to address specific application requirements for the mobile, automotive, digital home, Internet of things and AI/data center markets, enabling designers to quickly develop SoCs in these areas.
Corporate Information
We filed our certificate of incorporation with the Secretary of the State of Delaware on May 7, 1987. The Company is the successor entity to Optimal Solutions, Inc. (Delaware), which was a Delaware corporation. Synopsys’ principal executive offices are located at 675 Almanor Avenue Sunnyvale, California 94085 and its telephone number is (650) 584-5000. Our corporate website address is www.synopsys.com and our investor relations web site is https://investors.synopsys.com. Information contained on, or accessible through, our website and our investor relations website shall not be deemed incorporated into and is not a part of this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part. We have included our website and our investor relations website in this prospectus solely as an inactive textual reference.

Recent Developments
The Ansys Merger
On January 15, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire all of the outstanding shares of Ansys in a cash-and-stock transaction that values Ansys at approximately $35.0 billion, based on the closing price of Synopsys common stock on December 21, 2023. We refer to this transaction as the “Ansys Merger.”
Under the terms of the Merger Agreement, at the effective time of the Ansys Merger (the “Effective Time”), each share of Ansys common stock issued and outstanding immediately prior to the Effective Time (with certain exceptions set forth in the Merger Agreement) will be converted into the right to receive 0.3450 (the “Exchange Ratio”) of a share of Synopsys common stock and $197.00 in cash, without interest. The Exchange Ratio is expected to result in Ansys equityholders and Synopsys equityholders owning approximately 16.5% and 83.5%, respectively, of the combined company on a pro forma basis following the Effective Time. The Merger Agreement also provides for Synopsys’ assumption of certain outstanding Ansys options and other unvested Ansys equity awards held by continuing Ansys employees. If the stock consideration to be issued by Synopsys in connection with the Ansys Merger would exceed 19.9999% of the shares of Synopsys common stock issued and outstanding immediately prior to the Effective Time, the Exchange Ratio will be reduced to the minimum extent necessary to ensure that the aggregate number of shares of Synopsys common stock to be issued in connection with the Ansys Merger does not exceed such threshold, and the cash consideration will be correspondingly increased to offset such adjustment.
The Ansys Merger was approved by the holders of a majority of the outstanding shares of Ansys common stock on May 22, 2024 and is anticipated to close in the first half of calendar year 2025. The Ansys Merger is subject to the satisfaction or waiver of customary closing conditions, including the clearance of the Ansys Merger under certain other antitrust and foreign investment regimes and the continued effectiveness of the registration statement on Form S-4 containing the proxy statement relating to the Ansys Merger (File No. 333-277912) filed by us on March 14, 2024 and declared effective by the SEC on April 17, 2024. There can be no assurance that the Ansys Merger will be consummated on a timely basis, on the terms described herein, or at all. See “Risk Factors.”
We and Ansys each have termination rights under the Merger Agreement. A fee of $1.5 billion may be payable by us to Ansys, or a fee of $950.0 million may be payable by Ansys to us, upon termination of the Merger Agreement under specified circumstances, each as more fully described in the Merger Agreement. The receipt of financing by us is not a condition to complete the Ansys Merger.
We intend to use the net proceeds from this offering, as well as our cash on hand, borrowings under the Term Loan Credit Agreement and the Bridge Commitment, if applicable, to fund the Ansys Merger, to pay related transaction fees and expenses and to repay Ansys’ outstanding indebtedness.
As a condition to obtaining regulatory approval of the merger in certain jurisdictions, Synopsys will divest its Optical Solutions Group (“Optical Solutions Divestiture”). On September 3, 2024, Synopsys entered into a definitive agreement to sell the Optical Solutions Group to Keysight Technologies, Inc. for proceeds of $575.0 million, subject to certain adjustments and contingent consideration upon achieving certain metrics. The Optical Solutions Divestiture is subject to customary closing conditions, including review by regulatory authorities, and the successful closing of the merger.
Strategic Rationale for the Merger
Synopsys believes the proposed Ansys Merger provides compelling strategic and financial benefits for stockholders for both Synopsys and Ansys, including but not limited to:
•	combining Synopsys’ EDA technology with Ansys’ established simulation and analysis capabilities to address the customer need for fusion of electronics and physics, augmented with AI;
•
enhancing and accelerating Synopsys’ silicon to systems strategy, both in semiconductors and new attractive adjacent growth areas in systems design, to solve for customers’ increasingly complex R&D needs;

•	enabling fusion of multi-physics analysis into digital design flows;

•	combining highly complementary businesses with significant expansion opportunities, allowing development of joint solutions in new areas;
•	building upon the successful partnership between Synopsys and Ansys dating back to 2017;
•	meaningfully expanding the combined company’s total addressable market (“TAM”) by approximately 1.5x to $31 billion in 2023, based on Company estimates;
•	increasing the combined company’s strong financial position and outlook;
•	generating substantial and sustained free cash flow for the combined company, which will enable de-leveraging over time;
•	expectation of significant cost and revenue synergies within the next few years; and
•	delivering greater opportunities for employee development.
We developed our estimates of our expected TAM, after giving effect to the Ansys Merger, by first estimating the TAM for our EDA and IP products, drawing upon data from third-party reports where available. Third-party data for certain of our products, such as our systems software and our Silicon Lifecycle Management products, was not available, and we developed management estimates in those instances. We then estimated the TAM for the simulation and analysis market in which Ansys competes, drawing upon data from third-party reports where available. Our estimated TAM is based on available information, could change over time and should not be viewed as a projection of the size of the markets in which we compete for any future period.
Additional Information on Ansys
Ansys, a Delaware corporation formed in 1994, develops and globally markets engineering simulation software and services widely used by engineers, designers, researchers and students across a broad spectrum of industries and academia, including high-tech, aerospace and defense, automotive, energy, industrial equipment, material and chemicals, consumer products, healthcare and construction. Ansys focuses on the development of open and flexible solutions that enable users to analyze designs on-premises and/or via the cloud, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing, validation and deployment. Ansys distributes its suite of simulation technologies through direct sales offices in strategic, global locations and a global network of independent resellers and distributors (collectively, channel partners). Ansys reported $2.5 billion of revenue for the year ended December 31, 2024, with 30% of revenue attributable to semiconductors and high-tech contracts, 23% of revenue attributable to aerospace contracts, 19% of revenue attributable to automotive contacts, 9% of revenue attributable to energy contracts, 7% of revenue attributable to industrial equipment contracts and 12% of revenue attributable to other contracts.
For more than 50 years, Ansys software has enabled innovators across industries to push the boundaries of product design by using the predictive power of simulation. Ansys helps close the gap between design and reality with Ansys simulation.
Ansys’ portfolio consists of the following capabilities:
•
Structures: The Ansys structural analysis product suite offers simulation tools for product design and optimization designed to increase productivity, reduce physical prototyping and help deliver better and more innovative products in less time.

•	Electronics: Ansys’ electronics product suite provides electromagnetic field simulation software for designing high-performance electronic and electromechanical products.
•	Fluids: The Ansys fluids product suite enables modeling of fluid flow and other related physical phenomena.
•
Semiconductors: The Ansys power analysis and optimization software suite manages the power budget, power delivery integrity and power induced noise in an electronic design, from initial prototyping to system sign-off.

•
Optics, Virtual Reality (“VR”) and Photonics: Ansys Optics™ software uniquely simulates a system’s optical performance, evaluates the final illumination effect, and predicts and validates the impact of lighting and material variations on appearance and perceived quality, all in real conditions.

•
Digital Mission Engineering: Ansys’ mission-simulation, modeling, testing and analysis software for aerospace, defense and intelligence applications empowers its users to solve challenges by simulating from the chip level all the way to a customer’s entire mission.

•
Materials: With its materials technology, Ansys’ customers benefit from access to the world’s premier system for managing corporate material intelligence and the market-leading solution for materials sources, selection and management.

•	3D Design: The Ansys Discovery™ product family allows engineers to benefit from the insight of simulation in their product design.
•	Embedded Software: The Ansys SCADE® product suite is a comprehensive solution for embedded software simulation, code production and automated certification.
•
Safety Analysis: Ansys’ safety and cybersecurity threat analysis software facilitates model-based safety analysis, safety concept creation, safety management and cybersecurity assessment for safety-critical electrical, electronic and software-controlled systems.

•	Digital Twin: The Ansys Twin Builder® product allows customers to implement complete virtual prototypes of real-world systems.
•
Autonomous Vehicle Simulation: Ansys’ autonomous vehicle simulation solutions are designed specifically to support development, testing and validation of safe automated driving and advanced driver-assistance systems (“ADAS”) technologies.

•	Academic: Ansys bundles its commercial software by physics area and work with universities to utilize our software in teaching and research.
•
Platform: Ansys’ platform is the framework upon which its suite of advanced multiphysics engineering simulation technologies is built, allowing engineers and designers to incorporate the compounding effects of multiple physics into a virtual prototype of their design and simulate operations under real-world conditions.

Financing Transactions Overview
The Ansys Merger and related transaction fees and expenses will be financed by a mix of cash on hand, proceeds from this offering, and borrowings under the Term Loan Credit Agreement and the Bridge Commitment (if applicable). As described in more detail below, these financing transactions are expected to occur, or have occurred, in connection with the Ansys Merger.
Bridge Commitment Letter
On January 15, 2024, we entered into a commitment letter (the “Bridge Commitment Letter”) with certain financial institutions that committed to provide, subject to the satisfaction of customary closing conditions, a senior unsecured bridge facility (the “Bridge Commitment”). The Bridge Commitment currently provides for an aggregate principal amount of up to $10.6 billion in senior unsecured term loans. The proceeds of any borrowing under the Bridge Commitment will be used for the purpose of financing a portion of the cash consideration to be paid in the Ansys Merger and paying related fees and expenses in connection with the Ansys Merger and the other transactions contemplated by the Merger Agreement.
The commitments to provide the Bridge Commitment may be terminated in whole or reduced in part, at our discretion. In addition, the Bridge Commitment Letter provides that net cash proceeds received from certain debt and equity issuances, including the issuance of the notes, or the sale of certain businesses and assets, as well as term loan commitments under certain qualifying term loan facilities, will result in mandatory commitment reductions under the Bridge Commitment.

Term Loan Credit Agreement
On February 13, 2024, we entered into a credit agreement (the “Term Loan Credit Agreement”) in connection with the financing of the pending Ansys Merger. The Term Loan Credit Agreement provides us with the ability to borrow up to $4.3 billion in term loans at the closing of the Ansys Merger, subject to the satisfaction of customary closing conditions for similar facilities, for the purpose of financing a portion of the cash consideration to be paid in the Ansys Merger and paying related fees and expenses in connection with the Ansys Merger and the other transactions contemplated by the Merger Agreement.
The Term Loan Credit Agreement provides for two tranches of senior unsecured term loans: a $1.45 billion tranche (“Tranche 1”) that matures two years after funding and a $2.85 billion tranche (“Tranche 2”) that matures three years after funding.
Under the Term Loan Credit Agreement, borrowings will bear interest on the principal amount outstanding at a floating rate based on, at Synopsys’ election, (i) the Adjusted Term SOFR Rate (as defined in the Term Loan Credit Agreement) plus an applicable margin based on the credit ratings of Synopsys ranging from 0.875% to 1.375% (in the case of Tranche 1) or 1.000% to 1.500% (in the case of Tranche 2) or (ii) the ABR (as defined in the Term Loan Credit Agreement) plus an applicable margin based on the credit ratings of Synopsys ranging from 0.000% to 0.375% (in the case of Tranche 1) or 0.000% to 0.500% (in the case of Tranche 2).
On May 14, 2024, a ticking fee began to accrue under the Term Loan Credit Agreement in an amount equal to a rate per annum equal to 0.10% times the actual daily undrawn portion of the commitments in respect of the term loan facility. This ticking fee will accrue to but excluding the earlier of (i) termination or expiration of the commitments under the term loan facility or (ii) the funding of the commitments, at which point the accrued amount would be payable.
The Term Loan Credit Agreement contains a financial covenant requiring that Synopsys maintain a maximum consolidated leverage ratio commencing the last day of the first fiscal quarter ending on or after the completion of the Ansys Merger, as well as other non-financial covenants.
Revolving Credit Agreement
On February 13, 2024, we entered into a Sixth Amendment Agreement (the “Sixth Amendment”), which amended and restated our previous revolving credit agreement, dated as of December 14, 2022 (as amended and restated, the “Revolving Credit Agreement”).
Under the Sixth Amendment, certain amendments became effective on February 13, 2024 and certain additional amendments will become effective upon the completion of the Ansys Merger. Upon the effective date, the Sixth Amendment amended the financial covenant to allow netting of the cash proceeds of certain debt incurred to finance the Ansys Merger as well as certain other modifications set forth therein. Upon the completion of the Ansys Merger, the Sixth Amendment, among other things:
•	amends the applicable margin used to determine the interest that accrues on loans and the facility fee payable under the revolving credit facility to be based on our credit ratings;
•	amends the financial covenant thresholds under the financial covenant in the Revolving Credit Agreement requiring us to maintain a maximum consolidated leverage ratio; and
•	amends certain conditions to borrowing, other non-financial covenants and events of default.
The Revolving Credit Agreement provides an unsecured $850.0 million committed multicurrency revolving credit facility and an unsecured uncommitted incremental revolving loan facility of up to $150.0 million. The maturity date of the revolving loan facility is December 14, 2027, which may be extended at Synopsys’ option. There was no outstanding balance under the Revolving Credit Agreement as of January 31, 2025.
Interest accrues on dollar-denominated loans at a floating rate based on, at Synopsys’ election, (i) the Adjusted Term SOFR Rate (as defined in the Revolving Credit Agreement) plus an applicable margin or (ii) the ABR (as defined in the Revolving Credit Agreement) plus an applicable margin. The applicable margin for Adjusted Term SOFR Rate based loans ranges from 0.785% to 0.975%, based upon Synopsys’ consolidated leverage ratio. The applicable margin for ABR based loans is 0.000%. In addition to the interest on any outstanding loans, Synopsys is also required to pay a facility fee on the entire portion of the revolving credit facility ranging from 0.09% to 0.15% based on Synopsys’ consolidated leverage ratio on the daily amount of the revolving commitment.
Subject to the completion of the Ansys Merger, interest under the Revolving Credit Agreement will accrue on dollar-denominated loans at a floating rate based on, at Synopsys’ election, (i) the Adjusted Term SOFR Rate plus an applicable margin based on the credit ratings of Synopsys ranging from 0.795% to 1.200% or (ii) the ABR plus an applicable margin based on the credit ratings of Synopsys ranging from 0.000% to 0.200%. In addition to the interest on any outstanding loans, Synopsys will also be required to pay a facility fee on the entire portion of the revolving credit facility ranging from 0.080% to 0.175% based on the credit ratings of Synopsys on the daily amount of the revolving commitment.
The Revolving Credit Agreement contains a financial covenant requiring us to maintain a maximum consolidated leverage ratio, as well as other non-financial covenants. As of January 31, 2025, we were in compliance with the financial covenant.

The Offering
The offering terms of the notes are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussions under the captions “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” beginning on page 6 of the accompanying prospectus.
Issuer
Synopsys, Inc., a Delaware corporation.
Notes Offered
$    aggregate principal amount of 20  notes.
$    aggregate principal amount of 20  notes.
$    aggregate principal amount of 20  notes.
$    aggregate principal amount of 20  notes.
$    aggregate principal amount of 20  notes.
$    aggregate principal amount of 20  notes.
Maturity Dates
20  notes:    , 20
20  notes:    , 20
20  notes:    , 20
20  notes:    , 20
20  notes:    , 20
20  notes:    , 20
Interest Payment Dates
We will pay interest on the notes semiannually on   and   of each year starting on   , 202 .
Interest Rates
20  notes:    % per annum
20  notes:    % per annum
20  notes:    % per annum
20  notes:    % per annum
20  notes:    % per annum
20  notes:    % per annum
Par Call Dates
20  notes:     (the date that is   month(s) prior to the maturity date of the 20  notes) (the “20  Par Call Date”)
20  notes:     (the date that is   month(s) prior to the maturity date of the 20  notes) (the “20  Par Call Date”)
20  notes:     (the date that is   month(s) prior to the maturity date of the 20  notes) (the “20  Par Call Date”)
20  notes:     (the date that is   month(s) prior to the maturity date of the 20  notes) (the “20  Par Call Date”)
20  notes:     (the date that is   month(s) prior to the maturity date of the 20  notes) (the “20  Par Call Date”)
Optional Redemption
At any time and from time to time prior to their respective Par Call Dates or, in the case of the 20  notes, prior to the maturity date),

we may redeem the notes of each series at our option, in whole or in part, at any time and from time to time, at the “make-whole” redemption price, as described in “Description of Notes—Optional redemption.”
At any time and from time to time on or after the applicable Par Call Date, we may redeem the 20  notes, 20  notes, 20  notes, 20  notes or 20  notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Special Mandatory Redemption
If (i) the Ansys Merger is not consummated on or before the Special Mandatory Redemption End Date or (ii) Synopsys notifies the trustee under the indenture that Synopsys will not pursue consummation of the Ansys Merger, Synopsys will be required to redeem all outstanding 20  notes, 20  notes, 20  notes and 20  notes, at a special mandatory redemption price equal to 101% of the principal amount of the 20  notes, 20  notes, 20  notes and 20  notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. The Special Mandatory Redemption will not apply to the 20  notes and 20  notes. See “Description of the Notes—Special Mandatory Redemption.”
Purchase Upon a Change of Control Triggering Event
If a Change of Control Triggering Event, as defined herein, occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above, we will be required to make an offer to repurchase the notes for cash at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Purchase Upon Change of Control Triggering Event” for more information.
Ranking
The notes will be:
•	our general unsecured and unsubordinated obligations;
•	equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;
•	senior in right of payment to any of our future subordinated indebtedness;
•	structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries; and
•	effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.
See “Description of the Notes—Ranking” in this prospectus supplement.
Covenants
The indenture under which the notes will be issued contains covenants restricting our ability, subject to certain exceptions, to incur debt secured by liens, to enter into sale and leaseback transactions or to merge or consolidate with another entity or sell substantially all of our assets to another person. See “Description of Notes—Covenants.”

Minimum Denominations
The notes of each series will be issued and may be transferred only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Form
The notes of each series will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except in the limited circumstances described under “Description of Notes—Book-Entry; Delivery and Form; Global Note.” Notes in certificated form will not be issued or exchanged for interests in global securities.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $   , after deducting the underwriting discounts and estimated offering expenses payable by us. Absent a Special Mandatory Redemption, we intend to use the net proceeds from this offering, as well as our cash on hand, and borrowings under the Term Loan Credit Agreement and the Bridge Commitment, if applicable, to fund part of the cash portion of the merger consideration for the Ansys Merger, to pay related transaction fees and expenses and to repay Ansys’ outstanding indebtedness. Pending such uses, the net proceeds from this offering shall be invested in marketable securities. In the event of a Special Mandatory Redemption, the proceeds of the 20  notes and 20  notes will be used for general corporate purposes, which may include repayment of outstanding indebtedness. See “Use of Proceeds” in this prospectus supplement. This offering is not conditioned upon the completion of the Ansys Merger, which, if completed, will occur subsequent to the closing of this offering. However, if the Ansys Merger is not consummated by the Special Mandatory Redemption End Date or Synopsys otherwise determines not to pursue the consummation of the Ansys Merger, Synopsys will be required to redeem all the outstanding 20  notes, 20  notes, 20  notes and 20  notes. See “Description of the Notes—Special Mandatory Redemption” in this prospectus supplement.
Absence of a Public Market
There is no public trading market for any series of the notes, and there is no intention to apply for listing of the notes of any series on any national securities exchange or for quotation of the notes of any series on any automated dealer quotations system. See “Risk Factors—Risks Related to the Notes—Active trading markets for the notes may not develop.”
Further Issues
We may, without notice to or consent of the holders of the notes, increase the principal amount of each series of notes by issuing additional notes in the future having the same ranking, interest rate, maturity and the same other terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, and, in certain circumstances, the date interest begins to accrue and the first interest payment date. Under the indenture governing the notes, the notes of any series and any additional notes that we may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture governing the notes (including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders) and may (but are not required to) bear the same CUSIP number as the applicable series of notes offered hereby. To the extent additional notes of any series are issued but fail to meet the criteria for a “qualified reopening,” those additional notes will be assigned separate CUSIP and ISIN numbers and will not be deemed fungible with the then outstanding notes for federal income tax purposes.
U.S. Federal Income Tax Considerations
Please see “United States Federal Income Tax Considerations” for important information regarding the possible tax consequences to holders of the notes. Potential investors should consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them.
Governing Law
New York.
Trustee
U.S. Bank Trust Company, National Association.
Risk Factors
Investing in the notes involves certain risks. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. See “Risk Factors” beginning on page S-20 in this prospectus supplement and the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated herein by reference for a discussion of risks you should carefully consider before investing in the notes. See also “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Summary Historical Financial Information
The following summary historical financial data presents certain historical financial information for Synopsys and Ansys. The summary historical financial data shown below should be read in conjunction with the section herein entitled “Summary—Recent Developments” as well as Synopsys’ Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025 and Ansys’ historical audited consolidated financial statements as of and for the year ended December 31, 2024, which are each incorporated by reference herein. The summary historical financial data shown below should also be read together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Synopsys included in our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein.
Historically, Synopsys’ fiscal year ended on the Saturday nearest to October 31 and consisted of 52 weeks, with the exception that approximately every five years, Synopsys had a 53-week year. When a 53-week year occurred, Synopsys included the additional week in the first quarter to realign fiscal quarters with calendar quarters. Fiscal 2024 was a 53-week year ending on November 2, 2024. During fiscal 2024, Synopsys’ Board of Directors approved a change in the fiscal year end from Saturday closest to October 31 of each year to October 31 of each year. The fiscal year change became effective beginning in fiscal year 2025, which began on November 3, 2024. Synopsys’ fiscal quarters end on January 31, April 30, July 31 and October 31 of each year. For presentation purposes, the historical financial data presented refers to the closest calendar month end for all periods presented.
Except as noted, the summary historical financial data for Synopsys excludes Synopsys’ former Software Integrity business, which was divested on September 30, 2024. The Software Integrity business constituted its own reportable segment under Topic 280, Segment Reporting. In accordance with applicable accounting guidance, the results of the Software Integrity business were presented as discontinued operations in Synopsys’ condensed consolidated statements of income and, as such, have been excluded from both continuing operations and segment results for all periods presented. See Synopsys’ Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein, for more information.

	Synopsys Historical
	Year Ended			Three Months Ended January 31,
($ in thousands)	October 31, 2022	October 31, 2023	October 31, 2024	2024	2025
Statement of Operations Data:
Total revenue	$4,615,714	$5,318,014	$6,127,436	$1,510,989	$1,455,315
Total cost of revenue	898,013	1,030,843	1,245,289	279,193	269,975
Gross margin	3,717,701	4,287,171	4,882,147	1,231,796	1,185,340
Total operating expenses	2,568,987	3,013,932	3,526,436	879,170	933,501
Operating income	1,148,714	1,273,239	1,355,711	352,626	251,839
Interest and other income (expense), net	(45,262)	32,231	158,147	104,828	39,278
Income before income taxes	1,103,452	1,305,470	1,513,858	457,454	291,117
Provision (benefit) for income taxes	139,385	90,188	99,718	22,909	(6,294)
Net income from continuing operations	964,067	1,215,282	1,414,140	434,545	297,411
Income from discontinued operations, net of income taxes	14,369	2,843	821,670	11,662	—
Net income	978,436	1,218,125	2,235,810	446,207	297,411
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(6,158)	(11,763)	(27,570)	(2,905)	1,728
Net income attributed to Synopsys	$984,594	$1,229,888	$2,263,380	$449,112	$295,683

	Synopsys Historical
($ in thousands)	October 31, 2023	October 31, 2024	January 31, 2025
Balance Sheet Data (at period end):
Total current assets	$3,430,624	$6,469,666	$6,323,616
Property and equipment, net	549,837	563,006	546,406
Operating lease right-of-use assets, net	559,923	565,917	545,867
Goodwill	3,346,065	3,448,850	3,433,369
Intangible assets, net	239,577	195,164	180,950
Deferred income taxes	853,526	1,247,258	1,393,044
Other long-term assets	444,820	583,700	617,837
Long-term assets of discontinued operations	908,759	—	—
Total assets	10,333,131	13,073,561	13,041,089
Total current liabilities	2,985,451	2,650,120	2,358,594
Long-term operating lease liabilities	579,686	574,065	551,507
Long-term deferred revenue	150,827	340,831	316,178
Long-term debt	18,078	15,601	14,220
Other long-term liabilities	381,531	469,738	495,689
Long-term liabilities of discontinued operations	33,257	—	—
Total liabilities	4,148,830	4,050,355	3,736,188
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$10,333,131	$13,073,561	$13,041,089

Synopsys’ consolidated statements of cash flows for all periods other than the three months ended January 31, 2025 include cash flows related to the Software Integrity business.

	Synopsys Historical
	Year Ended			Three Months Ended January 31,
($ in thousands)	October 31, 2022	October 31, 2023	October 31, 2024	2024	2025
Statement of Cash Flow Data:
Net cash provided by (used in) operating activities	$1,738,900	$1,703,274	$1,407,029	$(87,790)	$(67,455)
Net cash provided by (used in) investing activities	$(572,623)	$(482,101)	$1,223,013	$(54,397)	$(21,980)
Net cash used in financing activities	$(1,116,300)	$(1,196,871)	$(181,297)	$(187,150)	$(141,838)

	Ansys Historical
	Year Ended December 31,
($ in thousands)	2022	2023	2024
Statement of Operations Data:
Total revenue	$2,065,553	$2,269,949	$2,544,809
Total cost of sales	250,641	271,298	279,819
Gross profit	1,814,912	1,998,651	2,264,990
Total operating expenses	1,222,254	1,372,516	1,547,102
Operating income	592,658	626,135	717,888
Interest income	5,717	19,588	51,131
Interest expense	(22,726)	(47,145)	(47,849)
Other (expense) income, net	(334)	(6,440)	(3,132)
Income before income tax provision	575,315	592,138	718,038
Income tax provision	51,605	91,726	142,346
Net income	$523,710	$500,412	$575,692

	Ansys Historical
($ in thousands)	December 31, 2023	December 31, 2024
Balance Sheet Data (at period end):
Total current assets	$2,049,567	$2,831,493
Total long-term assets	5,273,308	5,219,938
Total assets	7,322,875	8,051,431
Total current liabilities	889,294	941,184
Total long-term liabilities	1,043,217	1,023,807
Total liabilities	1,932,511	1,964,991
Total liabilities and stockholders’ equity	$7,322,875	$8,051,431

	Ansys Historical
	Year Ended December 31,
($ in thousands)	2022	2023	2024
Statement of Cash Flow Data:
Cash flows from operating activities	$631,003	$717,122	$795,740
Cash flows from investing activities	$(411,368)	$(240,042)	$(99,562)
Cash flows from financing activities	$(245,508)	$(231,319)	$(98,544)

Summary Pro Forma Financial Information
The following summary pro forma financial information presents the pro forma effects of the acquisition of Ansys by Synopsys. The summary unaudited pro forma condensed combined financial data shown below should be read in conjunction with the section herein entitled “Summary—Recent Developments” as well as the unaudited pro forma condensed combined financial information and the historical audited consolidated financial statements of Ansys as of and for the year ended December 31, 2024, included in our Current Report on Form 8-K filed with the SEC on February 27, 2025, our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein. The summary unaudited pro forma condensed combined financial data shown below should also be read together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Synopsys included in Synopsys’ Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein. For factors that could cause actual results to differ materially from those presented in the pro forma condensed combined financial data, see “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus supplement.
Historically, Synopsys’ fiscal year ended on the Saturday nearest to October 31 and consisted of 52 weeks, with the exception that approximately every five years, Synopsys had a 53-week year. When a 53-week year occurred, Synopsys included the additional week in the first quarter to realign fiscal quarters with calendar quarters. Fiscal 2024 was a 53-week year ending on November 2, 2024. During fiscal 2024, Synopsys’ Board of Directors approved a change in the fiscal year end from Saturday closest to October 31 of each year to October 31 of each year. The fiscal year change became effective beginning in fiscal year 2025, which began on November 3, 2024. Synopsys’ fiscal quarters end on January 31, April 30, July 31 and October 31 of each year. For presentation purposes, the summary pro forma financial information refers to the closest calendar month end for all periods presented.
The unaudited pro forma condensed combined balance sheet as of January 31, 2025 is prepared using Synopsys’ unaudited condensed consolidated balance sheet as of January 31, 2025 and Ansys’ audited consolidated balance sheet as of December 31, 2024, respectively, giving effect to (i) the Ansys Merger, borrowings under the Term Loan Credit Agreement, the debt financing (including this offering of the notes) and the Optical Solutions Divestiture as if they had been completed on January 31, 2025 and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statement of income for the three months ended January 31, 2025 is prepared using Synopsys’ unaudited condensed consolidated statement of income for the three months ended January 31, 2025 and Ansys’ unaudited condensed consolidated statement of income for the three months ended December 31, 2024, which is derived by subtracting the unaudited condensed consolidated statement of income for the nine months ended September 30, 2024 from the audited consolidated statement of income for the year ended December 31, 2024, as permitted under Rule 11-02 of Regulation S-X.
As the difference between Synopsys’ and Ansys’ fiscal year-end dates is less than one fiscal quarter, the unaudited pro forma condensed combined statement of income for the year ended October 31, 2024 is prepared using Synopsys’ audited consolidated statement of income for the year ended October 31, 2024 and Ansys’ unaudited condensed consolidated statement of income for the twelve months ended September 30, 2024, which is derived by subtracting the unaudited condensed consolidated statement of income for the nine months ended September 30, 2023 from audited consolidated statement of income for the year ended December 31, 2023 and adding the unaudited condensed consolidated statement of income for the nine months ended September 30, 2024, as permitted under Rule 11-02 of Regulation S-X. The unaudited pro forma condensed combined statement of income give effect to (i) the Ansys Merger as if it had been completed on November 1, 2023, and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The summary pro forma financial data for Synopsys excludes Synopsys’ former Software Integrity business, which was divested on September 30, 2024. The Software Integrity business constituted its own reportable segment under Topic 280, Segment Reporting. In accordance with applicable accounting guidance, the results of the Software Integrity business were presented as discontinued operations in Synopsys’ condensed consolidated statements of income and, as such, have been excluded from both continuing operations and segment results for all periods presented. See our Annual Report on Form 10-K for the fiscal year ended November 2, 2024 and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2025, which are each incorporated by reference herein, for more information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not indicative of the operating results that would have occurred if the Ansys Merger had been completed as of the dates set forth above, nor is it indicative of the future results of Synopsys following the Ansys Merger. In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Ansys, Synopsys used publicly available benchmarking information along with other relevant assumptions, including market participant assumptions. The purchase price allocation relating to the Ansys Merger is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurance that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Ansys Merger or of any integration costs. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Synopsys following the Ansys Merger.
The unaudited pro forma condensed combined financial information provided below is a summary only and should be read in conjunction with the unaudited pro forma condensed combined financial information filed as Exhibit 99.2 to our Form 8-K filed on February 27, 2025 and incorporated by reference herein.

	Pro Forma
	Year Ended October 31, 2024	Three Months Ended January 31, 2025
($ in thousands)
Statement of Income Data:
Total revenue	$8,456,998	$2,309,750
Total cost of revenue	2,146,594	499,902
Gross margin	6,310,404	1,809,848
Total operating expenses	5,777,591	1,535,278
Operating income	532,813	274,570
Interest expense	(818,678)	(198,841)
Interest and other income (expense), net	733,227	27,100
Income from continuing operations before income taxes	447,362	102,829
Provision (benefit) for income taxes	(238,093)	(41,710)
Net income from continuing operations	685,455	144,539
Net income (loss) from continuing operations attributed to non-controlling interest and redeemable non-controlling interest	(27,570)	1,728
Net income from continuing operations attributed to Synopsys	$713,025	$142,811

Pro Forma January 31, 2025
($ in thousands) Balance Sheet Data (at period end):
Total current assets	$4,905,592
Property and equipment, net	653,172
Operating lease right-of-use assets, net	645,609
Goodwill	24,541,647
Intangible assets, net	12,760,713
Deferred income taxes	1,622,811
Other long-term assets	887,005
Total assets	46,016,549
Total current liabilities	3,224,151
Deferred income taxes	2,821,268
Long-term operating lease liabilities	638,443
Long-term deferred revenue	361,009
Long-term debt	13,668,875
Other long-term liabilities	546,169
Total liabilities	21,259,915
Total stockholders’ equity	24,756,634
Total liabilities and stockholders’ equity	$46,016,549

Other Financial Data
Synopsys is presenting certain non-GAAP financial measures in this prospectus supplement to provide an additional tool to evaluate Synopsys’ operating results in a manner that focuses on how Synopsys evaluates certain metrics relating to the Ansys Merger and the notes offered hereby. Adjusted gross margin and Adjusted EBITDA are not key operating metrics used by Synopsys management to evaluate Synopsys’ ongoing operations. Non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management has exercised judgment in determining which items should be excluded in the calculation of non-GAAP measures. The presentation of non-GAAP financial information is not meant to be considered in isolation from, as superior to or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure of Synopsys and is defined herein as gross margin, adjusted for stock-based compensation expense, fair value changes of deferred compensation plan obligations and amortization of acquired intangible assets. The following table presents a reconciliation of gross margin of Synopsys, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted gross margin for each of the periods indicated:

	Synopsys Historical Year Ended
($ in millions)(1)	October 31, 2022	October 31, 2023	October 31, 2024
Gross margin	$3,717.7	$4,287.2	$4,882.1
Stock-based compensation expense	67.8	79.5	98.6
Deferred compensation plan obligation fair value changes	(4.5)	1.4	4.8
Amortization of acquired intangible assets	44.7	45.3	108.0
Adjusted Gross Margin	$3,825.7	$4,413.4	$5,093.5

(1)	Amounts may not total due to rounding.
Adjusted gross profit is a non-GAAP financial measure of Ansys’ performance and is defined herein as gross profit, adjusted for acquisition accounting for deferred revenue, stock-based compensation expense, excess payroll taxes related to stock-based awards and amortization of intangible assets from acquisitions. The following table presents a reconciliation of gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted gross profit for each of the periods indicated:

	Ansys Historical
	Year Ended December 31
($ in millions)(1)	2022	2023	2024
Gross profit	$1,814.9	$1,998.7	$2,265.0
Acquisition accounting for deferred revenue	7.3	—	—
Stock-based compensation expense	10.1	13.3	14.3
Excess payroll taxes related to stock-based awards	0.5	0.3	0.5
Amortization of intangible assets from acquisitions	69.4	81.0	88.6
Adjusted Gross Profit	$1,902.2	$2,093.3	$2,368.4

(1)	Amounts may not total due to rounding.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure of Synopsys and is defined herein as net income from continuing operations attributed to Synopsys adjusted for the provision (benefit) for income taxes, interest and other income (expense), net, stock-based compensation expense, fair value changes of deferred compensation plan obligations, acquisition/divestiture related items, restructuring charges, and amortization and depreciation. The following table presents a reconciliation of net income from continuing operations attributed to Synopsys, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Synopsys Historical
	Year Ended
($ in millions)(1)	October 31, 2022	October 31, 2023	October 31, 2024
Net income from continuing operations attributed to Synopsys	$970.2	$1,227.0	$1,441.7
Provision (benefit) for income taxes	139.4	90.2	99.7
Interest and other income (expense), net	45.3	(32.2)	(158.1)
Stock-based compensation expense	421.5	511.7	656.6
Deferred compensation plan obligation fair value changes	(67.5)	20.2	85.4
Acquisition/divestiture related items	9.4	13.8	138.7
Restructuring charges	11.2	53.1	—
Amortization and depreciation	183.3	191.0	258.7
Adjusted EBITDA	$1,712.7	$2,074.9	$2,522.8

(1)	Amounts may not total due to rounding.
Pro forma Adjusted EBITDA is a non-GAAP financial measure of Synopsys and is defined herein as pro forma net income from continuing operations attributed to Synopsys adjusted for the provision (benefit) for income taxes, interest and other income (expense), net, interest expense, stock-based compensation expense, fair value changes of deferred compensation plan obligations, acquisition/divestiture related items, and amortization and depreciation. See the unaudited pro forma condensed combined financial information filed as Exhibit 99.2 to our Form 8-K filed on February 27, 2025 and incorporated by reference herein.
The following table presents a reconciliation of pro forma net income from continuing operations attributed to Synopsys to pro forma Adjusted EBITDA for the period indicated:

Pro Forma
Year Ended
($ in millions, except ratio)(1)	October 31, 2024
Net income from continuing operations attributed to Synopsys	$713.0
Provision (benefit) for income taxes	(238.1)
Interest and other income (expense), net	(733.2)
Interest expense	818.7
Stock-based compensation expense	971.3
Deferred compensation plan obligation fair value changes	85.4
Acquisition/divestiture related items	312.9
Amortization and depreciation	1,671.1
Adjusted EBITDA	$3,601.1
Long-term debt(2)	$13,668.9
Ratio of long-term debt to Pro Forma Adjusted EBITDA	3.8x

(1)	Amounts may not total due to rounding.
(2)	Pro forma long-term debt calculated as of January 31, 2025.
Adjusted EBITDA is a non-GAAP financial measure of Ansys’ performance and is defined herein as net income adjusted for interest income, income tax provision, other (expense) income, net, interest expense, acquisition accounting for deferred revenue, stock-based compensation expense, excess payroll taxes related to stock-based awards, expenses related to business combinations and depreciation and amortization. The following table presents a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Ansys Historical
	Year Ended December 31,
($ in millions)(1)	2022	2023	2024
Net Income	$523.7	$500.4	$575.7
Income tax provision	51.6	91.7	142.3
Other (expense) income, net	0.3	6.4	3.1
Interest expense	22.7	47.1	47.8
Interest income	(5.7)	(19.6)	(51.1)
Acquisition accounting for deferred revenue	7.3	—	—
Stock-based compensation expense	168.1	221.9	270.9
Excess payroll taxes related to stock-based awards	6.1	5.5	8.6
Expenses related to business combinations	10.3	9.4	52.8
Depreciation and amortization	114.6	132.5	142.7
Adjusted EBITDA	$899.1	$995.5	$1,192.9

(1)	Amounts may not total due to rounding.
Free Cash Flow
Free cash flow is a non-GAAP financial measure of Synopsys and is defined herein as net cash provided by operating activities adjusted for purchases of property and equipment, net and capitalization of software development costs. Synopsys’ consolidated statements of cash flows for all periods presented include cash flows related to the Software Integrity business. The following table presents a reconciliation of net cash provided by operating activities of Synopsys, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow for each of the periods indicated:

	Synopsys Historical
	Year Ended
($ in millions)(1)	October 31, 2022	October 31, 2023	October 31, 2024
Net cash provided by operating activities	$1,738.9	$1,703.3	$1,407.0
Purchases of property and equipment, net	(136.6)	(189.6)	(123.2)
Capitalization of software development costs	(2.5)	(2.2)	—
Free Cash Flow	$1,599.8	$1,511.5	$1,283.9

(1)	Amounts may not total due to rounding.
Free cash flow is a non-GAAP financial measure of Ansys’ performance and is defined herein as net cash provided by operating activities adjusted for capital expenditures. The following table presents a reconciliation of net cash provided by operating activities of Ansys, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow for each of the periods indicated:

	Ansys Historical
	Year Ended December 31,
($ in millions)(1)	2022	2023	2024
Net cash provided by operating activities	$631.0	$717.1	$795.7
Capital expenditures	(24.4)	(25.3)	(44.0)
Free Cash Flow	$606.6	$691.8	$751.7

(1)	Amounts may not total due to rounding.

RISK FACTORS
Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks related to the notes set forth below, as well as those contained in section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 2, 2024, as such risks may be updated or supplemented in our subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus supplement, the information contained under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus supplement or in any document incorporated herein or therein by reference. The risks and uncertainties described in our SEC filings are not the only risks we face. Additional risks not currently known or considered immaterial by us at this time and thus not listed could also result in adverse effects on our business. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information,” “Incorporation by Reference” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.
Risks Related to the Notes
In addition to the indebtedness that will be issued in this offering, we have significant outstanding unused borrowing capacity, expect to incur additional indebtedness in connection with the Ansys Merger, and may incur additional indebtedness in the future. Our level of indebtedness could limit the cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.
As of January 31, 2025, our total consolidated senior debt outstanding, including that of our subsidiaries, was $14.2 million (without giving effect to letters of credit outstanding), and a combined $5.15 billion was available for borrowing under the Term Loan Credit Agreement and the Revolving Credit Agreement. In addition, pursuant to the Bridge Commitment, the term loan lenders have agreed to provide, subject to the satisfaction of customary closing conditions, up to a combined $10.6 billion of senior unsecured term loans for the purpose of financing a portion of the cash consideration to be paid in the Ansys Merger and paying related fees and expenses in connection with the Ansys Merger and the other transactions contemplated by the Merger Agreement.
We expect to incur a substantial amount of debt in connection with the Ansys Merger. The issuance of notes, as contemplated by this prospectus supplement and whose proceeds will be used to fund part of the cash portion of the merger consideration and to pay related transaction fees and expenses, will add to the outstanding indebtedness of Synopsys.
Our level of indebtedness could have important consequences to our financial health. For example, our level of indebtedness could, among other things:
•	make it more difficult for us to satisfy our financial obligations, including those relating to the notes and our Term Loan Credit Agreement and Revolving Credit Agreement;
•
affect our liquidity by limiting our ability to obtain additional financing for working capital, or limit our ability to obtain financing for capital expenditures and acquisitions or make any available financing more costly;

•
increase our interest expense and potentially require us to dedicate all or a substantial portion of our cash flow to service our debt, thereby reducing the availability of cash to fund our business needs, and limit our ability to return equity through our stock repurchase program or pay dividends to our stockholders;

•	limit our ability to borrow additional funds in the future to fund growth, acquisitions, working capital, capital expenditures or other purposes;
•	increase our vulnerability to changing economic, regulatory and industry conditions;
•	limit our ability to compete and our flexibility in planning for, or reacting to, changes in our business and the industry;

•	place us at a disadvantage compared to other, less leveraged competitors and competitors that have greater access to capital resources;
•	negatively impact our credit rating, which could limit our ability to obtain additional financing in the future and adversely affect our business; and
•
result in an event of default if we fail to satisfy our obligations under the notes or the agreements governing our other debt or fail to comply with the financial and other restrictive covenants contained in the indenture governing the notes or the agreements governing our other debt, which event of default could result in the notes and all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

We may also incur substantial additional debt in the future, some of which may be secured debt. There can be no assurance that we will be able to repay this indebtedness when due, or that we will be able to refinance this indebtedness on acceptable terms or at all.
Active trading markets for the notes may not develop.
There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in any series of notes, and the market price quoted for such series, may be adversely affected by changes in the overall market for such series, prevailing interest rates, ratings assigned to the notes, time remaining to the maturity of such series, the outstanding amount of such series, the market for similar securities, prospects for other companies in our industry and changes in our consolidated financial condition, results of operations or prospects. In particular, an increase in prevailing interest rates will generally result in a decrease in the market prices of the notes. Liquid trading markets in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes.
The notes will be unsecured and effectively subordinated to our future secured debt.
To the extent we incur secured debt in the future, holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. The notes will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.
As of January 31, 2025, we have no secured debt. We are permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.
We depend on cash flow of our subsidiaries to make payments on our securities.
Synopsys, Inc. is in part a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. The notes effectively rank junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. The indenture under which the notes will be issued does not limit the amount of unsecured debt which our subsidiaries may incur. In addition, we and our subsidiaries may incur secured debt and enter into sale and leaseback transactions, subject to certain limitations. See “Description of the Notes—Certain Covenants.”

The indenture governing the notes contains only very limited negative covenants. The limitation on liens and sale/leaseback covenants do not apply to all our subsidiaries and contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the notes effectively, structurally or contractually subordinated to new lenders. The indenture governing the notes does not contain any financial covenants.
The indenture governing the notes contains only very limited negative covenants. The limitation on liens and limitation on sale/leaseback covenants apply to us and to our restricted subsidiaries with respect to principal properties of ours or such subsidiaries. As a result, these covenants do not cover all of our consolidated assets, and any unrestricted subsidiaries will not be restricted under the indenture governing the notes from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale/leaseback transactions. Exceptions within the limitation on liens covenant would allow us and our restricted subsidiaries to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the notes does not contain any financial covenants.
Despite our current level of indebtedness, we and our subsidiaries may incur substantially more debt. Increased leverage may harm our financial condition and results of operations.
We and our subsidiaries may incur additional indebtedness in the future and the notes do not restrict the future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:
•	we and/or our subsidiaries will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;
•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and
•
our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:
•	seek additional financing in the debt or equity markets;
•	refinance or restructure all or a portion of our indebtedness, including the notes;
•	sell selected assets;
•	reduce or delay planned capital expenditures; or
•	reduce or delay planned operating and investment expenditures.
Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms, or at all.
The terms of the notes will not protect you in the event of highly leveraged transactions or a change of control.
The terms of the notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you unless such change of control also constitutes a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction were to occur, the value of your notes could decline.
We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.
We will be required to offer to purchase the notes of each series upon the occurrence of a Change of Control Triggering Event with respect to such notes as provided in the indenture governing the notes. However, we may not have sufficient funds to purchase the notes in cash at such time. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness and we may not have sufficient funds to repay such other indebtedness. Our failure to make such a purchase would result in a default under your notes and may cause the acceleration of our other debt.
You may not be able to determine when a Change of Control Triggering Event has occurred.
The definition of change of control, which is a condition precedent to a Change of Control Triggering Event, includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.
Credit ratings of the notes may change and affect the market price and marketability of the notes.
The credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market values of the notes. These credit ratings, however, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the applicable rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes, and the market interest rates subsequently increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
We may choose to redeem the notes prior to maturity. Redemption prior to maturity may adversely affect your return on the notes.
Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.
If the Ansys Merger is not completed on or before the Special Mandatory Redemption End Date or Synopsys otherwise determines not to pursue the consummation of the Ansys Merger, Synopsys will be required to redeem all the outstanding 20  notes, 20  notes, 20  notes and 20  notes. If this occurs, you may realize a lower return on your investment than if the 20  notes, 20  notes, 20  notes and 20  notes had been held through maturity.
If (i) the Ansys Merger is not consummated on or before the later of (x) January 31, 2026 and (y) the date that is five business days after any later date upon which “Closing” is permitted to occur under the terms of the Merger Agreement (as mutually agreed upon by the parties to the Merger Agreement) or (ii) Synopsys notifies the trustee under the indenture that Synopsys will not pursue consummation of the Ansys Merger, Synopsys will be required to redeem all outstanding 20  notes, 20  notes, 20  notes and 20  notes, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 20  notes, 20  notes, 20  notes and 20  notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes—Special Mandatory Redemption.”

The proceeds from this offering will not be deposited into an escrow account pending completion of the Ansys Merger or any Special Mandatory Redemption, nor will Synopsys be required to grant any security interest or other lien on those proceeds to secure any redemption of the notes. If Synopsys is required to redeem the 20  notes, 20  notes, 20  notes and 20  notes, the ability to pay the redemption price may be limited by our financial resources at the time. In addition, whether or not a Special Mandatory Redemption of the 20  notes, 20  notes, 20  notes and 20  notes or any such other indebtedness or securities is ultimately triggered, the existence of these redemption provisions may adversely affect the trading prices of such notes until such time, if any, as the Ansys Merger is consummated. Holders of the 20  notes, 20  notes, 20  notes and 20  notes will have no right to opt out of the special mandatory redemption provision of such notes.
If we are able to redeem the 20  notes, 20  notes, 20  notes and 20  notes pursuant to the special mandatory redemption provisions, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate or return on investment as high as what you otherwise would have received on your notes being redeemed.
Synopsys will not be required to redeem the 20  notes, 20  notes, 20  notes and 20  notes as long as the Ansys Merger closes on or before the Special Mandatory Redemption End Date, even if between the closing of this offering and the closing of the Ansys Merger, Synopsys experiences any changes (including any material changes) in its business or financial condition. The 20  notes and 20  notes are not subject to the Special Mandatory Redemption and we expect such notes to remain outstanding even if we do not consummate the Ansys Merger.
Risks Related to the Ansys Merger
We may not complete our pending acquisition of Ansys within the time frame we anticipate or at all.
The completion of our pending acquisition of Ansys expected to occur in the first half of 2025, is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among others, the receipt of certain regulatory approvals and the satisfaction of customary closing conditions. The failure to satisfy all of the required conditions could delay the completion of the pending acquisition for a significant period of time or prevent it from occurring at all, and may cause us to redeem the notes prior to their stated maturity. If the Ansys Merger is not completed within the expected time frame, such delay may materially and adversely affect the synergies and other benefits that we expect to achieve as a result of the Ansys Merger and could result in additional costs or liabilities, loss of revenue and other adverse effects on our business, financial condition and results of operations, and may impact our ability to repay the notes. Further, prior to the consummation of the Ansys Merger, the parties to the Merger Agreement may agree to amendments or waivers of the terms thereof. The parties to the Merger Agreement will not be precluded from making certain changes to the terms of the Ansys Merger or from waiving certain conditions to the Ansys Merger. Accordingly, the Merger Agreement may be amended or waived in a manner that is adverse to the interests of the holders of the notes.
The unaudited pro forma condensed combined financial information included and incorporated by reference into this prospectus supplement is preliminary, and Synopsys’ actual financial position and operating results after the merger may differ materially from these estimates and the unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement.
The unaudited pro forma condensed combined balance sheet as of January 31, 2025 is prepared using Synopsys’ unaudited condensed consolidated balance sheet as of January 31, 2025 and Ansys’ audited consolidated balance sheet as of December 31, 2024, respectively, giving effect to (i) the merger, borrowings under the Term Loan Credit Agreement, the debt financing, and the Optical Solutions Divestiture as if they had been completed on January 31, 2025 and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statement of income for the three months ended January 31, 2025 is prepared using Synopsys’ unaudited condensed consolidated statement of income for the three months ended January 31, 2025 and Ansys’ unaudited condensed consolidated statement of income for the three months ended December 31, 2024, which is derived by subtracting the unaudited condensed consolidated statement of income for the nine months ended September 30, 2024 from the audited consolidated statement of income for the year ended December 31, 2024, as permitted under Rule 11-02 of Regulation S-X. The unaudited pro forma condensed combined statements of income give effect to (i) the merger, borrowings under the Term Loan Credit Agreement, the debt financing, and the Optical Solutions Divestiture as if it had been completed on November 1,

2023, the first day of the fiscal year period and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
As the difference between Synopsys’ and Ansys’ fiscal year-end dates is less than one fiscal quarter, the unaudited pro forma condensed combined statement of income for the year ended October 31, 2024 is prepared using Synopsys’ audited consolidated statement of income for the year ended October 31, 2024 and Ansys’ unaudited condensed consolidated statement of income for the twelve months ended September 30, 2024, which is derived by subtracting the unaudited condensed consolidated statement of income for the nine months ended September 30, 2023 from audited consolidated statement of income for the year ended December 31, 2023 and adding the unaudited condensed consolidated statement of income for the nine months ended September 30, 2024, as permitted under Rule 11-02 of Regulation S-X.
The unaudited pro forma combined financial statements and information included herein incorporated by reference into this prospectus supplement and the accompanying prospectus are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what Synopsys’ actual financial position or operating results would have been had the Ansys Merger been completed on the dates indicated. For example, because the unaudited pro forma condensed combined balance sheet and statement of income give effect to the Ansys Merger as if it had been completed on January 31, 2025 and November 1, 2023, respectively, they do not reflect any additional operating cash flows that will be generated prior to the Ansys Merger, and as such, additional financing was assumed for purposes of the unaudited pro forma combined financial information. These agreements, assumptions and expectations are subject to change, and the debt issuance costs to be incurred and related interest expense could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information. Other factors that are subject to change include, but are not limited to, the timing of borrowings, the amount of cash on hand at the time of the closing and inputs to interest rate determination on debt instruments issued. In addition, the purchase price allocation relating to the Ansys Merger reflected in the unaudited pro forma combined financial statements is preliminary and subject to change as additional information becomes available and as additional analyses are performed. As a result, Synopsys’ financial position after the merger may differ materially or adversely from the unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement and accompanying prospectus. For more information, see “Summary—Summary Pro Forma Financial Information.”
We may not be able to achieve all of our anticipated cost savings.
We expect the synergies resulting from the Ansys Merger to lead to cost savings in future periods. Our savings expectations are based on certain estimates and assumptions, which could be materially incorrect. Although we intend to take actions to achieve those projected cost savings, we cannot guarantee that our actions will result in the magnitude of cost savings that we anticipate within our intended timeframe, if at all. We may not achieve the cost savings we anticipated, or other unexpected costs could offset any savings we achieve. Our inability to achieve even a portion of our anticipated cost savings would have a significant effect on our future performance. Our failure to achieve our anticipated annual cost savings could have a material adverse effect on our results of operations in future periods, our ability to achieve the anticipated benefits of the Ansys Merger, our ability to execute our business strategy and our prospects.
Failure to complete the Ansys Merger could negatively impact us and the value of, and markets for, the notes.
If the Ansys Merger is not completed for any reason following completion of this offering, there may be various adverse consequences for us, which could negatively impact the value of and markets for the notes. If the Ansys Merger is not completed, we may experience negative reactions from the financial markets and from our customers and employees. For example, our business may have been affected adversely by the failure to pursue other beneficial opportunities due to the focus of management on the Ansys Merger, without realizing any of the anticipated benefits of completing the Ansys Merger. Further, we have incurred, and will incur, substantial expenses in connection with the negotiation and completion of the Ansys Merger, and those expenses must be paid even if the Ansys Merger is not completed and we do not realize the expected benefits of the Ansys Merger.
This offering is expected to occur prior to, and is not conditioned upon, the consummation of the Ansys Merger.
This offering is not conditioned upon completion of the pending acquisition of Ansys, which, if completed, will occur subsequent to the closing of this offering. We can provide no assurances that the Ansys Merger will occur or that we will realize the expected benefits of the Ansys Merger even if the Ansys Merger is completed.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $ , after deducting the underwriting discounts and estimated offering expenses payable by us.
Absent a Special Mandatory Redemption, we intend to use the net proceeds of this offering, as well as our cash on hand, and borrowings under the Term Loan Credit Agreement and the Bridge Commitment, if applicable, to fund part of the cash portion of the merger consideration for the Ansys Merger, to pay related transaction fees and expenses and to repay Ansys’ outstanding indebtedness. Pending such uses, the net proceeds from this offering shall be invested in marketable securities. In the event of a Special Mandatory Redemption, the proceeds of the 20  notes and 20  notes will be used for general corporate purposes, which may include repayment of outstanding indebtedness.
Settlement of this offering is not conditioned upon completion of the pending acquisition of Ansys, which, if completed, will occur subsequent to the closing of this offering. However, if the Ansys Merger is not consummated by the Special Mandatory Redemption End Date or Synopsys otherwise determines not to pursue the consummation of the Ansys Merger, Synopsys will be required to redeem all the outstanding 20  notes, 20  notes, 20  notes and 20  notes. See “Description of the Notes—Special Mandatory Redemption.” The Ansys Merger is currently expected to close in the first half of calendar year 2025. The completion of the Ansys Merger is subject to customary closing conditions. See “Summary—Recent Developments” for more details.
Certain of the underwriters and/or their respective affiliates are lenders, agents and/or arrangers under the Term Loan Credit Agreement, Bridge Commitment and Revolving Credit Agreement and will receive compensation in connection therewith. See “Underwriting” for more details.

CAPITALIZATION
The following table sets forth:
•	Our unaudited consolidated cash and cash equivalents and capitalization as of January 31, 2025;
•	Our unaudited consolidated cash and cash equivalents and capitalization as of January 31, 2025, as adjusted to give effect to this offering and the intended use of proceeds therefrom; and
•	Our unaudited consolidated cash and cash equivalents and capitalization as of January 31, 2025 on a pro forma basis to give effect to the Ansys Merger and the effects of other related transactions.
You should read this table in conjunction with our audited and unaudited consolidated financial statements, the related notes and other financial information that is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the unaudited pro forma condensed combined financial information of Synopsys, Inc. and ANSYS, Inc., as of January 31, 2025, incorporated by reference herein.

	As of January 31, 2025
($ in thousands)	Actual	As Adjusted	Pro Forma
Cash and cash equivalents	$3,653,880
Total long-term debt:
Revolving credit facility	$—
Term loan facility	—
Notes offered hereby	—
% Senior Notes due 20	—
% Senior Notes due 20	—
% Senior Notes due 20	—
% Senior Notes due 20	—
% Senior Notes due 20	—
% Senior Notes due 20	—
Long-term debt	14,220
Total long-term debt	14,220
Total stockholders’ equity	9,304,901
Total capitalization	$9,319,121

DESCRIPTION OF THE NOTES
The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following description of the particular terms of the notes supplement, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. You may obtain a copy of the Indenture from us upon request. See “Where You Can Find More Information” in this prospectus supplement. In this section, references to “Synopsys,” “the Company,” “us,” “we,” or “our” refer only to Synopsys, Inc. and not to any of its subsidiaries.
General
The   % senior notes due 20  (the “20  notes”),   % senior notes due 20  (the “20  notes”),   % senior notes due 20  (the “20  notes”),  % senior notes due 20  (the “20  notes”),   % senior notes due 20  (the “20  notes”) and   % senior notes due 20  (the “20  notes” and, together with the 20  notes, 20  notes, 20  notes, 20  notes and 20  notes, the “notes”) will each constitute a separate series of securities and will be issued only in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof thereafter.
The notes will be issued under an indenture dated as of the date of issuance of the notes, as supplemented by a supplemental indenture to be dated as of the date of issuance of the notes (together, the “indenture”) setting forth the specific terms of the notes, by and between Synopsys and U.S. Bank Trust Company, National Association, as trustee, as may be supplemented from time to time. U.S. Bank Trust Company, National Association, as trustee, will initially be the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the “trustee.” Synopsys will be the sole obligor on the notes.
Ranking
The notes will be:
•	the unsecured and unsubordinated obligations of Synopsys;
•
equal in right of payment with all of Synopsys’ other existing and future unsecured and unsubordinated indebtedness from time to time outstanding, including obligations under its Term Loan Credit Agreement and Revolving Credit Agreement;

•	senior in right of payment to all of Synopsys’ future subordinated indebtedness;
•	structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Synopsys’ subsidiaries; and
•	effectively subordinated to Synopsys’ secured indebtedness, if any, and that of its subsidiaries, if any, in each case, to the extent the value of the assets securing such indebtedness.
The indenture will not limit the ability of Synopsys to incur additional unsecured indebtedness. As of January 31, 2025, Synopsys had $14.2 million of outstanding indebtedness for borrowed money and $3.7 billion of total liabilities on a consolidated basis, none of which was secured indebtedness.
Interest and Maturity
The 20  senior notes will mature on  , the 20  senior notes will mature on  , 20 , the 20  senior notes will mature on  , 20 , the 20  senior notes will mature on  , 20 , the 20  senior notes will mature on  , 20 and the 20  senior notes will mature on  , 20 .
The 20  notes will bear interest at a rate of   % per annum, 20  notes will bear interest at a rate of   % per annum, the 20  notes will bear interest at a rate of   % per annum, the 20  notes will bear interest at a rate of  % per annum, the 20  notes will bear interest at a rate of   % per annum and the 20  notes will bear interest at a rate of   % per annum.
Interest on the notes will be payable semi-annually in arrears on   and    of each year, commencing on   , 2025 to the persons in whose names the notes are registered at the close of business on the preceding   or   , as the case may be, whether or not a business day.

Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent. If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.
Issuance of Additional Notes
Synopsys may, without notice to or consent of the holders of the notes, increase the principal amount of each series of notes by issuing additional notes in the future having the same ranking, interest rate, maturity and the same other terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, and, in certain circumstances, the date interest begins to accrue and the first interest payment date. Under the indenture, the notes and any additional notes that Synopsys may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture (including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders) and may (but are not required to) bear the same CUSIP number as the applicable series of notes offered hereby. To the extent additional notes of any series are issued but fail to meet the criteria for a “qualified reopening,” those additional notes will be assigned separate CUSIP and ISIN numbers and will not be deemed fungible with the then outstanding notes for federal income tax purposes.
Unless the context otherwise requires, references to “notes” for all purposes under the indenture and this description include any additional notes that may be issued.
Synopsys also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.
Optional Redemption
Prior to their respective Par Call Dates (as defined below) or, in the case of the 20  notes, prior to the maturity date, Synopsys may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes to be redeemed discounted to the redemption date (assuming that such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus   basis points with respect to the 20  notes,   basis points with respect to the 20  notes,  basis points with respect to the 20  notes,  basis points with respect to the 20  notes,    basis points with respect to the 20  notes    and    basis points with respect to the 20  notes , in each case, less (b) interest accrued to the date of redemption; and

(2)	100% of the principal amount of such notes to be redeemed,
plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, Synopsys may redeem the 20  notes, 20  notes, 20  notes, 20  notes or 20  notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.
“Par Call Date” means, with respect to the 20  notes,  , 20 (  month(s) prior to the maturity date of such notes); with respect to the 20  notes,  , 20  (  month(s) prior to the maturity date of such notes); with respect to the 20  notes,   , 20  (  month(s) prior to the maturity date of such notes); with respect to the 20  notes,  , 20  (  month(s) prior to the maturity date of such notes); and with respect to the 20  notes,  , 20  (  month(s) prior to the maturity date of such notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to a series of notes shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of

Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities - Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes.
Notice of any redemption of any series of notes may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. In such event, the related notice of redemption will describe each such condition precedent and, if applicable, will state that, at our discretion, the redemption date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions precedent are satisfied or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent have not been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person. If any such redemption has been rescinded or delayed, we will provide written notice to the trustee prior to the close of business two business days before the redemption date and, upon receipt, the trustee will provide such notice to each registered holder.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair in accordance with the depositary’s procedures and any applicable stock exchange’s procedures. No such note of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. In the case of global notes, so long as the notes are held by The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. Additionally, at any time, we may repurchase notes at any price or prices in the open market or otherwise and may hold such notes or surrender such notes to the trustee for cancellation.
Special Mandatory Redemption
If (i) Ansys Merger is not consummated on or before the later of (x) January 31, 2026 and (y) the date that is five business days after any later date upon which “Closing” is permitted to occur under the terms of the Merger Agreement (as mutually agreed upon by the parties to the Merger Agreement) or (ii) Synopsys notifies the trustee under the indenture that we will not pursue consummation of the Ansys Merger (any such event, a “Special Mandatory Redemption Event”), then Synopsys will be required to redeem all outstanding 20  notes, 20  notes, 20  notes and 20  notes (the “Special Mandatory Redemption”), at a redemption price equal to 101% of the aggregate principal amount of the 20  notes, 20  notes, 20  notes and 20  notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of such notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless Synopsys defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.
In the event that Synopsys becomes obligated to redeem the 20  notes, 20  notes, 20  notes and 20  notes pursuant to the Special Mandatory Redemption, Synopsys will promptly, and in any event not more than 10 business days after the Special Mandatory Redemption Event, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the 20  notes, 20  notes, 20  notes and 20  notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth business day following the date of such notice to the trustee unless some longer minimum period may be required by DTC (or any successor depositary), together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of the 20  notes, 20  notes, 20  notes and 20  notes, which notice shall be provided to the trustee with sufficient time to allow the trustee to deliver such notice to holders at least 10 days prior to the Special Mandatory Redemption Date (which is understood to mean at least one business day prior to the date on which the notice must be sent). The trustee will then reasonably promptly mail or electronically deliver (or otherwise transmit in accordance with the depositary’s procedures) such notice of Special Mandatory Redemption to each registered holder of the 20  notes, 20  notes, 20   notes and 20  notes.
On or before the Special Mandatory Redemption Date, Synopsys will pay to a paying agent for payment to each holder of the 20  notes, 20  notes, 20  notes and 20  notes the applicable Special Mandatory Redemption Price for such holder’s 20  notes, 20  notes, 20  notes and 20  notes.
Failure to make the Special Mandatory Redemption, if required in accordance with the terms described above, will constitute an event of default with respect to the 20  notes, 20  notes, 20  notes and 20  notes.

The proceeds from this offering will not be deposited into an escrow account pending completion of the Ansys Merger or any Special Mandatory Redemption, nor will Synopsys be required to grant any security interest or other lien on those proceeds to secure any redemption of the 20  notes, 20  notes, 20  notes and 20  notes.
Upon the consummation of the Ansys Merger, the foregoing provisions regarding Special Mandatory Redemption will cease to apply. For the purposes of the foregoing, the Ansys Merger will be deemed consummated if “Closing” under the Merger Agreement occurs, including after giving effect to any amendments or modifications to the Merger Agreement or waivers thereunder acceptable to Synopsys. For the avoidance of doubt, the 20   notes and the 20   notes will not be subject to any Special Mandatory Redemption.
Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above, we will be required to make an offer to each holder of such notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 above that amount.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to and conditioned on the occurrence of any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the applicable notes as described under “—Optional Redemption,” we will mail or send a notice in accordance with the applicable procedures of the depositary (a “Change of Control Offer”) to each holder of notes subject to such offer with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase such notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice. The Change of Control Payment Date must be a business day.
On each Change of Control Payment Date, we will, to the extent lawful:
•	accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;
•
deposit with the paying agent prior to 10:00 a.m. New York City time an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased.
Upon receipt of an officer’s certificate, the trustee will promptly deliver, or cause the paying agent to promptly deliver, to each holder of notes so tendered the payment for such notes, and, upon receipt of a company order, the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.
Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof; rather, we will be deemed to comply with our obligation to repurchase notes upon a Change of Control Triggering Event in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.
Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Purchase Exercise Notice Upon a Change of Control Triggering Event” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of The Depository Trust Company, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for an offer made by us hereunder and such third-party purchases all notes properly tendered and not withdrawn under its offer in accordance with such requirements.
In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.
If holders of not less than 90% in aggregate principal amount of outstanding notes of such series validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes of such series validly tendered and not withdrawn by such holders, all of the holders will be deemed to have consented to such Change of Control Offer and, accordingly, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The phrase “all or substantially all,” as used with respect to our assets and the assets of our subsidiaries in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person may be uncertain.
Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources, and, accordingly, sufficient funds may not be available when necessary to make any required purchases. See “Risk Factors—Risks Related to the Notes—We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which could result in a default under the notes.”
For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than (a) us or one of our subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates (as defined in the indenture) until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;
(3)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction; or

(4)	the adoption of a plan by our board of directors relating to our liquidation or dissolution in connection with a bankruptcy or insolvency proceeding.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (a) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock in substantially the same proportions immediately prior to that transaction or (b) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Fitch” means Fitch Ratings Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” currently means each of Moody’s and S&P; provided, that if, after the date of the initial issuance of the notes, Fitch rates the notes of a series and makes such rating publicly available, “Rating Agency” shall mean each of Moody’s, S&P and Fitch; further provided, that if Moody’s, S&P and/or Fitch, as applicable, ceases to rate the notes of a series or fails to make a rating on the notes of a series publicly available for reasons outside of our control, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.
“Ratings Event” means that the rating of the notes of the applicable series is lowered by at least two of the three Rating Agencies (if the notes at such time are rated by three Rating Agencies) or by both Rating Agencies (if the notes at such time are rated by two Rating Agencies) and the notes of such series are rated below an Investment Grade rating by such Rating Agencies, in each case on any day during the period (the “Trigger Period”) commencing upon the first public announcement of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of such notes is under publicly announced consideration for a possible downgrade by at least two of the three Rating Agencies (if the notes at such time are rated by three Rating Agencies) or by either of the Rating Agencies (if the notes at such time are rated by two Rating Agencies)); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event)

unless each of the Rating Agencies announces or publicly confirms or informs the trustee in writing at Synopsys’ or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or, if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Certain Covenants
Limitation on Liens
Synopsys will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness secured by a Lien (as defined below) upon (a) any Principal Property of Synopsys or any of its Restricted Subsidiaries or (b) any shares of stock or Indebtedness of any of its Restricted Subsidiaries (whether such Principal Property or shares or Indebtedness of any Restricted Subsidiary are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of Synopsys, any other Indebtedness or Guarantees of Synopsys or any of its Subsidiaries ranking equally in right of payment with the notes or such Guarantee) are equally and ratably secured with or, at the option of Synopsys, prior to, such secured Indebtedness.
The foregoing restriction does not apply to:
(1)	Liens existing as of the closing date of this offering;
(2)	Liens granted after the closing date of this offering, created in favor of the holders of the notes or other series of notes under the indenture;
(3)
Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture (including Permitted Liens) so long as such Liens are limited to all or part of substantially the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)	Permitted Liens.
Notwithstanding the foregoing, we and/or our Restricted Subsidiaries may, without securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (a) 15% of our Consolidated Total Assets calculated as of the date of creation or incurrence of the Lien and (b) $500 million.
Limitation on Sale and Lease-Back Transactions
Synopsys will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)	such transaction was entered into prior to the issuance of the notes;
(2)	such transaction was for the sale and leasing back to us or any of our Subsidiaries of any Principal Property by us or one of our Subsidiaries;
(3)	such transaction involves a lease for less than three years;
(4)
we would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “— Limitation on Liens” above; or

(5)
we apply an amount equal to the fair value of the Principal Property (as determined by Synopsys’ board of directors in good faith) sold to the purchase of Property or to the retirement of our long-term Indebtedness that is pari passu with the notes (including the notes) within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities that rank pari passu with notes (including the notes) to the trustee under the indenture therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we and/or our Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (a) 15% of our Consolidated Total Assets calculated as of the date of creation or incurrence of the Lien and (b) $500 million.
Events of Default
“Events of Default” under each series of notes means:
(1)	default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;
(2)	default in paying principal, or premium, if any, on the notes of the applicable series when due at maturity, upon optional redemption as set forth under “—Optional Redemption” or otherwise;
(3)
failure by Synopsys to repurchase notes of such series tendered for repurchase following the occurrence of a change of control repurchase event in accordance with the covenant set forth under “—Purchase Upon Change of Control Triggering Event”;

(4)
default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the applicable series of notes (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we (with a copy to the trustee) receive notice from the holders of at least 25% in aggregate principal amount of the notes (together with any other applicable series of debt securities affected that is then outstanding (all such series voting together as a single class));

(5)
a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of Synopsys (other than Indebtedness of Synopsys owing to any of its Subsidiaries) outstanding in an amount in excess of $100 million and continuance of this failure to pay or (b) a default on any Indebtedness of Synopsys (other than Indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $100 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after such failure to pay or acceleration, as applicable; provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured; and

(6)	certain events of bankruptcy, insolvency or reorganization with respect to us has occurred.
Certain Definitions
As used in this section, the following terms have the meanings set forth below.
“Aggregate Debt” means the sum of the following as of the date of determination:
(1)	the aggregate principal amount of our Indebtedness incurred after the closing date of this offering and secured by Liens not permitted by the first sentence under “—Limitation on Liens”; and
(2)
our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:
(1)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2)
the present value (discounted at a rate per annum equal to the average interest borne by all outstanding notes (or other debt securities) issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Total Assets” means, as of any date of determination, the total assets of Synopsys and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP.
“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;
(3)	forward foreign exchange transactions, currency floor, cap, collar or swap transactions or currency options;
(4)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and
(5)	other agreements or arrangements designed to protect such person against fluctuations in equity or bond (or equity or bond index) prices.
“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such person of a demand for reimbursement following payment on the letter of credit)), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet).
“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement).
“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Synopsys or any of its direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of the properties of Synopsys or any of its direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to Synopsys or any of its direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Permitted Liens” means:
(1)
Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Synopsys or its Subsidiaries, as the case may be, in conformity with GAAP;

(2)
carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, suppliers’, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(3)
pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation or regulations or employment laws or to secure other public, statutory or regulatory obligations;

(4)
pledges or deposits to secure (i) the performance of bids, trade and commercial contracts (other than for borrowed money), leases, statutory obligations, customs duty, trade tax, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) letters of credit, bank guarantees or similar instruments issued for the account of Synopsys or any Subsidiary;

(5)
easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Synopsys or any of its Subsidiaries;

(6)
any interest or title of a lessor under any lease, license, sublease or sublicense entered into by Synopsys or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;

(7)
any Lien existing on any property or asset prior to the acquisition thereof by Synopsys or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Synopsys or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(8)
Liens encumbering property or assets under construction (and proceeds or products thereof) arising from progress or partial payments by a customer of Synopsys or its Subsidiaries relating to such property or assets;

(9)
bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents or other securities on deposit in one or more accounts maintained by Synopsys or any Subsidiary, in each case granted in the ordinary course of business in favor of the banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to such institutions with respect to cash management and operating account arrangements;

(10)	Liens on insurance proceeds in favor of insurance companies with respect to the financing of premiums;
(11)	precautionary filings in respect of true leases;
(12)	Liens arising from judgments in circumstances not constituting an Event of Default;

(13)	Licenses, sublicenses, leases or subleases granted to others in the ordinary course of business;
(14)
Liens in connection with the sale or transfer of any assets in a transaction not prohibited under the indenture consisting of customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(15)
Liens in the case of any joint venture or minority investment by Synopsys or any Subsidiary in any Person consisting of any put and call arrangements related to its capital stock set forth in applicable joint venture’s or other Person’s organizational documents or any related joint venture, shareholders, investor rights or similar agreement;

(16)	Liens on earnest money deposits of cash or cash equivalents made in connection with any acquisition not prohibited under the indenture;
(17)
Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited under the indenture with Synopsys or any of its Subsidiaries in the ordinary course of business;

(18)
Liens encumbering customary deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities; and

(19)
Liens created in substitution of any Liens permitted by clauses (1) through (18) above, or pursuant to clauses (1) through (3) of the first paragraph of “—Certain Covenants—Limitations on Liens” above; provided that, (a) based on a good faith determination of the board of directors of Synopsys, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (b) the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties and premium, if any, on the Indebtedness being refinanced)).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.
“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset located in the United States (including the capital stock in and other securities of any other Person), except such as Synopsys’ Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Issuer and its Subsidiaries taken as a whole) not to be material to the business of Synopsys and its Subsidiaries, taken as a whole.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“Restricted Subsidiary” means any domestic Subsidiary of Synopsys that owns any Principal Property (other than any Subsidiary less than 80%-owned by Synopsys or by one or more of its Subsidiaries, if the common stock of such Subsidiary is traded on any national securities exchange or in the over-the-counter market).
“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
No Sinking Fund
The notes will not be entitled to any sinking fund.

Book-Entry; Delivery and Form; Global Note
The notes of each series will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear and Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.
Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.
Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.
So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.
To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Synopsys will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Synopsys. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Synopsys, the underwriters of this offering, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.
Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Synopsys expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.
Although Synopsys expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Synopsys, the underwriters of this offering, the trustee or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Synopsys within 90 days, Synopsys will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Synopsys may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange involving a note in definitive form, or any exchange of a note in definitive form for a global note or vice versa, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.
Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.
The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Synopsys believes to be reliable, but Synopsys takes no responsibility for its accuracy or completeness. Synopsys assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Notices
Notices to holders of certificated notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC and shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with its applicable procedures.
Concerning Our Relationship with the Trustee
The trustee assumes no responsibility for the accuracy or completeness of the information contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Ratings Event with respect to the notes of any series has occurred.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material United States (“U.S.”) federal income tax considerations that may be relevant to a holder of a note. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Department of the Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets and acquired notes upon original issuance at their original issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders who mark securities to market for U.S. federal income tax purposes, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the U.S. for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.
As used herein, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the U.S., a U.S. domestic corporation, a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person, or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the note. A “Non-U.S. holder” is a beneficial owner of a note that is an individual, corporation, estate, or trust that is not a U.S. holder.
U.S. Holders
Payments of Stated Interest. The gross amount of stated interest will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as ordinary income to the extent not previously included by the holder) and the U.S. holder’s tax basis in such note.
A U.S. holder’s tax basis in a note will generally equal the cost of the note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest. Subject to the discussions below under “FATCA” and “Information Reporting and Backup Withholding,” payments of interest on the notes to a Non-U.S. holder generally will be exempt from withholding of U.S. federal income tax under the portfolio interest exemption provided that (i) the Non-U.S. holder properly certifies as to its foreign status by providing a properly executed Internal Revenue Service (the “IRS”) Form W-8BEN or W-8BEN-E (or appropriate substitute form) to the applicable withholding agent; (ii) the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote; and (iii) the Non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership.

Sale, Exchange and Retirement of Notes. Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of any note.
FATCA. Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of notes will generally be subject to a 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the U.S. and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the notes as a result of the deduction or withholding of such tax.
Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes made to, and the proceeds of dispositions of notes effected by, certain U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

UNDERWRITING
We are offering the notes described in this prospectus supplement through the underwriters named below, for whom BofA Securities, Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as representatives. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally, and not jointly, agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$	$	$	$	$
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
Truist Securities, Inc.
Wells Fargo Securities, LLC
Total	$	$	$	$	$	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of FINRA.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer the notes to the public for cash at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such prices less concessions not in excess of    % of the principal amount of the 20  notes, less concessions not in excess of    % of the principal amount of the 20  notes, less concessions not in excess of   % of the principal amount of the 20  notes, less concessions not in excess of    % of the principal amount of the 20  notes, less concessions not in excess of    % of the principal amount of the 20  notes and less concessions not in excess of   % of the principal amount of the 20  notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20  notes, not in excess of    % of the principal amount of the 20  notes and not in excess of   % of the principal amount of the 20   notes. After the initial public offering of the notes, the public offering prices and other selling terms may be changed.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $   .
New Issue of Notes
Each series of the notes is a new issue of securities with no established trading market. The notes of all series will not be listed on any securities exchange or on any automated dealer quotation system. The representatives may make a market in each series of the notes after completion of the offering, but will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of the notes or that an active public market for the notes of any series will develop. If an active public market for the notes of any series does not develop, the market price and liquidity of the notes of any series may be adversely affected.
Price Stabilization and Penalty Bids
In connection with this offering, the underwriters (or any person acting on behalf of the underwriters) may over-allot notes or effect transactions which stabilize or maintain the market prices of the notes at levels which might not otherwise prevail. This stabilizing, if commenced, may be discontinued at any time. Any stabilization action or over-allotment will be conducted by the stabilizing manager (or persons acting on behalf of the stabilizing manager) in accordance with all applicable laws and rules. There is no assurance that the stabilizing manager(s) (or persons acting on behalf of a stabilizing manager) will undertake any stabilization action.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received, and in the future may receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. For example, J.P. Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent under the Term Loan Credit Agreement and the Revolving Credit Agreement, and certain of the underwriters and/or their respective affiliates act as lenders, agents and/or arrangers under the Term Loan Credit Agreement and the Revolving Credit Agreement. Affiliates of the underwriters have also provided commitments under the Bridge Commitment, and the offering of the notes will reduce the commitments of such affiliates of the underwriters under the Bridge Commitment.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Alternative Settlement Cycle
We expect that delivery of the notes will be made to investors on or about the tenth business day following the date of this prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to European Economic Area Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any notes to any retail investor in the EEA. For these purposes,
(a)	a retail investor means a person who is one (or more) of:
(i)	a retail client as defined in MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in the Prospectus Regulation; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the UK. For these purposes,
(a)	a retail investor means a person who is one (or more) of:
(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or
(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2 of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in the UK Prospectus Regulation; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.
United Kingdom
Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Synopsys; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.
China
This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (for such purposes, not including Hong Kong, Macau Special Administrative Region and Taiwan) (the “PRC”) and the notes (or beneficial interests therein) have not been and will not be offered, sold or delivered, directly or indirectly, in the PRC or to residents of the PRC, or offered, sold or delivered to any person for reoffering or resale, directly or indirectly, to any resident of the PRC except under the applicable laws and regulations of the PRC.

Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.
No advertisement, invitation or document relating to the notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act, Chapter 289 of Singapore (as modified or amended from time to time, the “Securities and Futures Act”). Accordingly, the notes have not been and will not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale or invitation for subscription or purchase of the notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in the Securities and Futures Act) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act, in each case subject to compliance with conditions set forth in the Securities and Futures Act.
Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the notes pursuant to an offer under Section 275 of the Securities and Futures Act except: (i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the Securities and Futures Act; or (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law; or (iv) pursuant to Section 276(7) of the Securities and Futures Act; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), Synopsys has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), unless otherwise specified before an offer of the notes, that the notes are classified as “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act of Korea and the Foreign Exchange Transaction Act of Korea and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be resold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act of Korea and its subordinate decrees and regulations) in connection with their purchase.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) and neither is intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with (and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with) the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the United Arab Emirates.

LEGAL MATTERS
The validity of the notes under New York law will be passed upon for Synopsys by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The consolidated financial statements of Synopsys, Inc. as of November 2, 2024 and October 28, 2023, and for each of the years in the three-year period ended November 2, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of November 2, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of ANSYS, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference herein by reference to Synopsys’ Form 8-K filed with the SEC on February 27, 2025 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Synopsys, Inc.

Debt Securities
This prospectus relates to the offering of debt securities of Synopsys, Inc. in one or more offerings. Specific terms of any debt securities to be offered will be provided in supplements to this prospectus. You should read this prospectus and any supplement, together with the documents we incorporate by reference, carefully before you invest. A supplement may also add to, update, supplement, change or clarify information contained in this prospectus with respect to an offering of debt securities.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “SNPS.” Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 27, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.
Unless we have indicated otherwise, references in this prospectus to “Synopsys,” “company,” “we,” “us,” “our” and similar terms refer to Synopsys, Inc. and its subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the debt securities described in this prospectus from time to time in one or more offerings, in one or more series up to an indeterminate aggregate principal amount. This prospectus only provides you with general information about us and the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before deciding whether to invest in the securities offered by the applicable prospectus supplement.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements made within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include, among other things, statements regarding:
•
the financial information of ANSYS, Inc. (“Ansys”) and the pro forma financial information giving effect to the Ansys Merger (as defined below) incorporated by reference herein, which may not be indicative of our future combined results or financial condition;

•	business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence (“AI”);
•
planned acquisitions and their expected impact, including our pending acquisition of ANSYS, Inc. (the “Ansys Merger”) and the potential impact of our significant debt on our financial flexibility following the Ansys Merger;

•
the potential impact of the uncertain macroeconomic environment on our financial results, including, but not limited to, the effects of sustained global inflationary pressures and interest rates, potential economic slowdowns or recessions, supply chain disruptions and geopolitical pressures;

•	the expected impact of U.S. and foreign government trade restrictions and regulatory changes, including export control restrictions and tariffs, on our financial results;
•	customer license renewals and the expected realization and timing of recognition of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog);
•	demand and market expansion for our products and our customers’ products;
•	our ability to successfully compete in the markets in which we serve;
•	our license mix, business model and variability in our revenue;
•	the continuation of current industry trends towards customer and vendor consolidation, and the impact of such consolidation;
•	the completion of development of our unfinished products, or further development or integration of our existing products;
•	the status of litigation and/or regulatory investigations;
•	the expected impact of any cybersecurity threats or other security breaches;
•	our ability to protect our intellectual property;
•	our ability to attract and retain senior management and key employees worldwide;
•	the impact of tax laws and changes in such laws on our business;
•	our cash, cash equivalents and cash generated from operations; and
•	our future liquidity requirements,
as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These forward-looking statements also include all statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “may,” “could,” “will likely result,” and similar expressions.
These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors” in our Annual Report on

Form 10-K for the year ended November 2, 2024, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” for descriptions of risks related to the Ansys Merger, including, but not limited to, failure to complete the Ansys Merger on the terms described in our Annual Report on Form 10-K for the year ended November 2, 2024 or in our other filings with the SEC; the receipt of governmental approvals that may impose conditions that could have an adverse effect on us or, if not obtained, could prevent completion of the Ansys Merger; failure to realize the benefits expected from the Ansys Merger; increased competition as a result of substantial changes to the scope and size of our operations and business as a result of the Ansys Merger; limits on our financial flexibility following the Ansys Merger; restrictions on us and certain of our subsidiaries in the form of covenants contained in the agreements governing our indebtedness following the Ansys Merger that could affect our ability to operate our businesses; and any additional risks discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.
“Synopsys” and any other trademarks of ours appearing in this prospectus are our property.

SYNOPSYS, INC.
Synopsys delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation (“EDA”), including system verification and validation solutions, to silicon intellectual property (“IP”). We partner closely with semiconductor and systems customers across a wide range of industries to maximize their engineering and research and development capacity. We are catalyzing the era of pervasive intelligence, powering innovation today that ignites the ingenuity of tomorrow.
We are a global leader in supplying the mission-critical EDA software that engineers use to design and test integrated circuits (“ICs”), also known as chips or silicon, and we are pioneering AI driven chip design across the full-stack EDA suite to improve efficiency and accelerate the design, verification testing and manufacturing of advanced digital and analog chips. We provide software and hardware used to validate the electronic systems that incorporate chips and the software that runs on them, including cloud-based digital design flow to boost chip-design development productivity. We also provide technical services and support to help our customers develop advanced chips and electronic systems.
We also offer a broad and comprehensive portfolio of semiconductor IP solutions, which are pre-designed circuits that engineers use as components of larger chip designs to reduce integration risk and speed time to market. Our high quality, silicon-proven semiconductor IP includes logic libraries, embedded memories, analog IP, wired and wireless interface IP, security IP, embedded processors and subsystems. To accelerate IP integration and silicon bring-up, our IP Accelerated initiative provides architecture design expertise, hardening, and signal and power integrity analysis.
In today’s era of pervasive intelligence, we have seen an acceleration in innovation cycles and a growing opportunity for Synopsys. The proliferation of silicon to power our digital world, where technology is omnipresent and interconnected, means computing is being reinvented with the rise of AI and software-defined systems. In turn, this is driving an increase in the activity of new and existing chip and system design companies around the world.
The rise of silicon-powered intelligent devices and AI has increased demand for chips and systems with greater functionality and performance, reduced size, and lower power consumption. Our customers, who design silicon and software-defined systems, are facing intense pressure to deliver innovative offerings in shorter timeframes and at lower prices. In other words, innovation in chip and systems design often hinges on providing products “better,” “sooner,” and “cheaper” than competitors. The design of these chips and systems is extremely complex and necessitates state-of-the-art solutions. Over the past several years, market verticals including AI, 5G, automotive and cloud computing infrastructure have contributed to the ongoing demand for our products and services.
Synopsys’ silicon to systems design solutions are designed to help our customers—chip and system engineers and software developers—speed up time to market, achieve the highest quality of results, mitigate risk, and maximize profitability.
General Information
Synopsys was incorporated in North Carolina in 1986 and re-incorporated in the State of Delaware in 1987. Our headquarters are located at 675 Almanor Avenue, Sunnyvale, California 94085, and our headquarters’ telephone number is (650) 584-5000. Our website is https://www.synopsys.com/. We have approximately 116 offices worldwide. Our common stock is listed on The Nasdaq Global Select Market under the symbol “SNPS.” The information on, or accessible through, our websites is not part of this prospectus.

RISK FACTORS
You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus.
USE OF PROCEEDS
Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including, but not limited to, to refinance or to repay outstanding indebtedness, for the acquisition of other companies or businesses or for the repurchase, redemption, or retirement of Synopsys’ common stock. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of certain general terms and provisions of the debt securities that we may offer from time to time in one or more series and the indenture that will govern the debt securities, but it is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of an indenture (the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, registrar, paying agent and transfer agent, as amended, modified or supplemented by any supplemental indenture, under which debt securities may be issued. The particular terms of the debt securities offered by any prospectus supplement and the extent to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. We urge you to read the indenture, including any supplements, in their entirety because the indenture, and not this description, will define your rights as a beneficial holder of debt securities. As used in this “Description of Debt Securities,” the terms “Synopsys,” “Company,” “we,” “us,” and “our” refer to Synopsys, Inc. and not to any of its consolidated subsidiaries.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	the title and any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;
•	the percentage or percentages of principal amount, including any discount or premium, at which such debt securities will be issued;
•	the interest rate(s) and any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;
•	redemption or early repayment provisions;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	the form of the debt securities;
•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees;
•	any provisions relating to any security provided for the debt securities;
•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;
•	place or places where notices and demands relating to the debt securities and the indentures may be made;
•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and
•	additional terms not inconsistent with the provisions of the indenture.
General
We may sell the debt securities at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a successor person) unless:
•
we are the surviving entity or the successor person (if other than Synopsys) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series when due at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or Synopsys and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Synopsys; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made as a result of an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered and, if requested, provided an indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, mistake, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration resulting from a covenant default and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money and/or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (covenant defeasance).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC,

Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
General
We may offer and sell debt securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.
A prospectus supplement relating to a particular offering of debt securities may include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the debt securities;
•	the net proceeds to us from the sale of the debt securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
Underwriting Compensation
We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of the sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.
Indemnification
We may enter into agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions
Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.
Delayed Delivery Contracts
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel.
EXPERTS
The consolidated financial statements of Synopsys, Inc. as of November 2, 2024 and October 28, 2023, and for each of the years in the three-year period ended November 2, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of November 2, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of ANSYS, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Synopsys’ Form 8-K filed with the SEC on February 27, 2025 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):
•	Synopsys’ Annual Report on Form 10-K for the year ended November 2, 2024 filed on December 19, 2024;
•	Synopsys’ Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, filed on February 26, 2025;
•
the information specifically incorporated by reference into Synopsys’ Annual Report on Form 10-K for the year ended November 2, 2024 from Synopsys’ definitive proxy statement on Schedule 14A, filed on February 14, 2025; and

•	Synopsys’ Current Report on Form 8-K filed on February 27, 2025.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.
Synopsys, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Corporate Secretary, at the following address:
675 Almanor Avenue
Sunnyvale, California, 94085
Attention: Corporate Secretary
Telephone: (650) 584-5000

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at https://investor.synopsys.com/overview/default.aspx. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.
This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

$

SYNOPSYS, INC.
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20
$     % Senior Notes due 20

PROSPECTUS SUPPLEMENT

   , 2025
Joint Book-Running Managers
BofA Securities
HSBC
J.P. Morgan

Mizuho	Scotiabank	TD Securities	Truist Securities	Wells Fargo Securities

(Book-running manager for 20 notes, 20 notes and 20 notes)	(Book-running manager for 20 notes and 20 notes)	(Book-running manager for 20 notes and 20 notes)	(Book-running manager for 20 notes, 20 notes and 20 notes)	(Book-running manager for 20 notes and 20 notes)